                                                                   EXHIBIT 10.11






                              AGREEMENT OF LEASE



                                    between



                         SAMMIS MORRISTOWN ASSOCIATES,

                                   Landlord



                                      and



                          SCHEIN PHARMACEUTICAL, INC.

                                    Tenant





                         PARK AVENUE AT MORRIS COUNTY
                           FLORHAM PARK, NEW JERSEY

                               TABLE OF CONTENTS
                               -----------------

                                                                             PAGE
                                                                             ----
Preamble (Basic Provisions and Definitions)................................    1
 1.  Premises, Term and Purpose ...........................................    2
 2.  Rent .................................................................    4
 3.  Operating Expenses ...................................................    4
 4.  Completion of Improvements and Commencement
      of Rent .............................................................   10
 5.  Covenants as to Condition of Premises
      and Compliance with Laws ............................................   11
 6.  Tenant Improvements, Alterations and
      Installations .......................................................   11
 7.  Various Negative Covenants by Tenant .................................   12
 8.  Various Affirmative Covenants of Tenant ..............................   13
 9.  Building Directory and Signage .......................................   13
10.  Casualty and Insurance ...............................................   14
11.  Indemnification ......................................................   16
12.  Non-Liability of Landlord ............................................   16
13.  Remedies and Termination Upon Tenant Default .........................   16
14.  Remedies Cumulative; Non-Waiver ......................................   17
15.  Services; Electric Energy ............................................   18
16.  Subordination ........................................................   20
17.  Curing Tenant's Defaults .............................................   20
18.  Notices ..............................................................   20
19.  Quiet Enjoyment ......................................................   21
20.  Security Deposit .....................................................   21
21.  Inspection and Entry by Landlord .....................................   22
22.  Brokerage ............................................................   22
23.  Parking ..............................................................   23
24.  Renewal Option .......................................................   23
25.  Landlord's Inability to Perform ......................................   24
26.  Condemnation .........................................................   24
27.  Assignment and Subletting ............................................   26
28.  Environmental Laws ...................................................   27
29.  Parties Bound ........................................................   28
30.  Miscellaneous ........................................................   29
31.  Hold Over Tenancy ....................................................   30
32.  Tenant's Expansion Options ...........................................   30
33.  Right of First Offer .................................................   32
34.  Satellite Dish Antenna ...............................................   32
35.  Cafeteria ............................................................   33
36.  Utility Rebates ......................................................   33

                               LIST OF EXHIBITS
                               ----------------

Exhibit
-------
A                Floor Plan
A-1              Site Plan of Building
A-2              Site Plan of Complex
B and B-1        Work Letter to Lease
C                Rules and Regulations
D                Cleaning Services
E                Subordination, Non-Disturbance and Attornment Agreement
F                Option Space A Floor Plan
G                Option Space B Floor Plan
H                Operating Expense Statement
I                Security Services

                            INDEX OF DEFINED TERMS
                            ----------------------


  TERMS                                                              PARAGRAPH
  -----                                                              ---------
Additional Rent ....................................................  Pgh 2(a)
Additional Insureds ................................................ Pgh 10(b)
Building Common Areas ..............................................  Pgh 1(d)
Building ...........................................................  Preamble
Building Holidays ..................................................  Preamble
Building's Proportionate Share of Complex Expenses .................  Preamble
Commencement Date ..................................................  Pgh 1(b)
Common Areas .......................................................  Pgh 1(d)
Complex Common Areas ...............................................  Pgh 1(d)
Complex Land .......................................................  Pgh 1(a)
Complex ............................................................  Preamble
Complex Expenses ...................................................  Pgh 3(a)
Demised Premises ...................................................  Preamble
Designated Broker ..................................................  Preamble
ECRA ...............................................................    Pgh 28
Exclusive Space ....................................................  Preamble
Expense Projection ................................................Pgh 3(c)(2)
Expenses ...........................................................  Pgh 3(a)
Expiration Date ....................................................  Preamble
Fair Market Value .................................................. Pgh 24(a)
Final Plans .........................................Exhibit B, Section 3.1(a)
Fixed Rent .........................................................  Preamble
Hazardous Substance ................................................ Pgh 28(c)
Improvements .......................................................  Pgh 1(e)
Initial Year .......................................................  Pgh 3(a)
Land ...............................................................  Pgh 1(a)
Landlord ........................................................... Pgh 30(c)
Late Charge ........................................................  Preamble
Laws ...............................................................  Pgh 5(b)
Lease Year .........................................................  Pgh 3(a)
Monthly Fixed Rent .................................................  Preamble
NJDEPE .............................................................    Pgh 28
Non-Exclusive Spaces ...............................................  Preamble
Option Space A .................................................. Pgh 32(a)(1)
Option Space B ..................................................... Pgh 32(b)
Permitted Use ......................................................  Preamble
Preliminary Plans ......................................Exhibit B, Section 2.1
Prime Rate .........................................................  Preamble
Projected Expense Increase ...................................... Pgh 3(c) (2)
Real Estate Taxes ..................................................  Pgh 3(a)
Renewal Term .......................................................  Preamble
Security Deposit ...................................................  Preamble
Tenant Delay ...........................................Exhibit B, Section 3.2
Tenant Improvements .................................Exhibit B, Section 2.1(a)
Tenant's Construction Cost ..........................Exhibit B, Section 2.1(a)
Tenant's Proportionate Share .......................................  Preamble
Term ...............................................................  Preamble
Third Floor Offer Space ............................................ Pgh 33(a)

                     LEASE AGREEMENT DATED APRIL 16, 1993


          BETWEEN SAMMIS MORRISTOWN ASSOCIATES, a California general partnership ("Landlord"), having an office address c/o Gale & Wentworth, 100 Campus Drive, Florham Park, New Jersey, 07932 AND SCHEIN PHARMACEUTICAL, INC., a New York corporation ("Tenant"), having an address at 1800 Northern Boulevard, Roslyn, New York 11576.


                                    PREAMBLE
                                    --------

BASIC LEASE PROVISIONS AND DEFINITIONS.

          In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this Preamble, unless such meanings are expressly modified, limited or expanded elsewhere herein.

          1.    Premises or Demised Premises:  The Demised Premises are outlined
                ----------------------------
in red on the floor plan annexed hereto and made a part hereof as Exhibit A, consisting of approximately 40,899 square feet of gross rentable area of office space located on the third floor, together with all fixtures, equipment, improvements and installations attached thereto, in the building situated on the Land (as defined in Paragraph 1(a) of this Lease) located at One Hundred Campus Drive, in the Borough of Florham Park, Morris County, New Jersey, as shown on the site plan attached hereto and made a part hereof as Exhibit A-1 (hereinafter referred to as the "Building"), the Building being part of an office complex presently consisting of two office buildings known as Park Avenue at Morris County, as shown on the plan attached hereto and made part hereof as Exhibit A-2 (hereinafter referred to as the "Complex") situated on the Complex Land (as defined in Paragraph 1(a) of the Lease).

          2.    Term:  Twelve (12) years.
                ----

          3.    Expiration Date:  Midnight on the last day of the calendar month
                ---------------
occurring twelve (12) years after the Commencement Date or, to the extent that Tenant exercises the renewal options contained in Paragraph 24 of this Lease, the last day of the last Renewal Term.

          4.    Renewal Term:  Three (3) Renewal Terms of five (5) years each.
                ------------

          5.    Permitted Use: General office use, including, without
                -------------
limitation, executive, sales, administrative and data processing offices.

          6.    Fixed Rent: Twenty-five Dollars ($25.00) per square foot of
                ----------
gross rentable area of office space per annum, being a total of One Million Twenty-two Thousand Four Hundred Seventy-five Dollars ($1,022,475) per annum from the Commencement Date until the day prior to the sixth (6th) anniversary of the Commencement Date; Twenty-seven Dollars and Seventy-five Cents ($27.75) per square foot of gross rentable area of office space per annum, being a total of One Million One Hundred Thirty-Four Thousand Nine Hundred Forty-seven Dollars and Twenty-five Cents ($1,134,947.25) per annum from the sixth (6th) anniversary of the Commencement Date until the Expiration Date, subject, however, to the Rent Abatement provided for in Paragraph 2(d) of this Lease; and Ninety-five percent (95%) of Fair Market Value, as defined in Paragraph 24 of this Lease, during the three (3) Renewal Terms.

          7.    Monthly Fixed Rent:  One-Twelfth of Fixed Rent, being Eighty-
                ------------------
five Thousand Two Hundred Six Dollars and Twenty-five Cents ($85,206.25) per month from the Commencement Date until the day prior to the sixth (6th) anniversary of the Commencement Date and being Ninety-four Thousand Five Hundred Seventy-eight Dollars and Ninety-four Cents ($94,578.94) per month from the sixth (6th) anniversary of the Commencement Date until the Expiration Date, subject, however to the Rent Abatement provided for in Paragraph 2(d) of this Lease; and One-Twelfth of the Fixed Rent during the three (3) Renewal Terms.

          8.    Late Charge:  Three percent (3%) of the amount of the payment
                -----------
due, subject to the provisions of Paragraph 2(c) of this Lease.

          9.    Tenant's Proportionate Share: Eleven and Forty-nine hundredths
                ----------------------------
percent (11.49%) arrived at by dividing the gross rentable area of the Demised Premises (which for the purposes of this Lease is agreed to be 40,899 square feet) by the gross rental area of the Building (which at the time of this Lease Landlord represents is 356,102 square feet).

          10.   Building's Proportionate Share of Complex Expenses:
                --------------------------------------------------
Sixty-Four and Fifty-Nine Hundredths percent (64.59%) determined by dividing the gross rentable area of the Building (356,102 square feet) by the gross rentable area of the Complex (which at the time of this Lease Landlord represents is 551,302 square feet, but which may increase from time to time as additional buildings are constructed by Landlord as part of the Complex).

          11.   Security Deposit:  An amount equal to twice the Monthly Fixed
                ----------------
Rent, subject to the provisions of Paragraph 20 of this Lease.

          12.   Tenant's S.I.C. Code (as per most recent S.I.C. Manual as
                ---------------------------------------------------------
pub1ished by the United States Office of Management & Budget):  2834.
-------------------------------------------------------------

          13.   Designated Broker:  Alexander Summer Co.
                -----------------

          14.   Number of Tenant Allocated Parking Spaces:   One hundred sixty-
                -----------------------------------------
four (164) spaces, consisting of six (6) exclusive spaces located in the Building's executive garage ("Exclusive Spaces") and one hundred fifty-eight
(158) non-exclusive spaces ("Non-Exclusive Spaces"). Parking spaces are subject to the further provisions of Paragraph 23 of this Lease.

          15.   Building Holidays:  President's Day; Good Friday; Memorial Day;
                -----------------
Independence Day; Labor Day; Thanksgiving Day and the day after; Christmas Day and New Year's Day, the Monday before or the Friday after if Christmas Day, New Year's Day or Independence Day fall on Tuesday or Thursday; and the Monday after or the Friday before if Christmas Day, New Year's Day or Independence Day fall on Saturday or Sunday.

          16.   Prime Rate:  The prime commercial lending rate  on ninety (90)
                ----------
day loans announced by Citibank, N.A. as it "prime or base rate."

          The parties hereby agree to the following terms and conditions:

          1.    Premises. Term and Purpose.
                --------------------------

                (a) Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Demised Premises located in the Building, together with the non-exclusive easement and right to use any pedestrian easements and/or vehicular easements which may exist from time to time for the benefit of tenants of the Building over any portion of the Complex Land, together with an easement and non-exclusive right of access to and use of all other Common Areas, as defined in Paragraph 1(d), for the Term commencing on the Commencement Date, as defined in subparagraph (b) of this Paragraph 1, and ending on the Expiration Date, or such earlier date upon which the Term may expire, or be terminated pursuant to the provisions of this Lease or pursuant to Law. The parcel of land on which the Building is located (hereinafter called the "Land"), is known and designated as Lot 7, Block 1201 on the tax maps of the Borough of Florham Park. The parcels of land on which the Complex is located (hereinafter called the "Complex Land") consist of approximately 135.9 acres, and is known and designated as Lots 5, 6 and 7, Block 1201 on the tax maps of the Borough of Florham Park.

                (b) For purposes of this Lease the "Commencement Date" shall be August 1, 1993, subject to the provisions of Paragraph 4(b).

                (c) The Demised Premises shall be used by Tenant for the Permitted Use and for no other use or purpose. The Permitted Use shall not be deemed to include the following uses which are expressly prohibited: governmental offices, drive-up facilities, educational, training or similar classes for members of the general public, union offices, medical or similar treatments, barber or beauty parlor, gaming or political activities, pornographic, employment, recruiting or placement activities (except executive search), retail or wholesale sale and delivery of goods, and repairing, servicing or receiving for repair or service, and any other use or uses which are of the same or similar nature or character. Tenant shall not use or occupy the Demised Premises or any part thereof for any purpose deemed unlawful, disreputable, or extra-hazardous on account of fire or other casualty, or for any purposes which shall impair the character of the Building. Tenant, at its sole cost and expense shall obtain any consents, licenses, permits or approvals required or obtainable in normal course to conduct its business at the Demised Premises, other than the certificate of occupancy for the Tenant Improvements, which shall be the Landlord's responsibility to obtain. Landlord shall enforce the foregoing use restrictions against all tenants in the Complex in a uniform and non-discriminatory manner.

                (d) The "Common Areas" shall consist of the "Building Common Areas", as defined herein, and the "Complex Common Areas", as defined herein.
(i) The "Building Common Areas" shall be those parts of the Building and other improvements designated by Landlord from time to time for the common use of all tenants of the Building, including among others, facilities, halls, lobbies, elevators, delivery passages, drinking fountains, public toilets, and the like, or similar improvements operated, owned or maintained, in whole or in part, by Landlord with respect to the Building. (ii) The "Complex Common Areas" shall be those parts of the Complex exterior to the Building and other buildings in the Complex designated by the Landlord from time to time for the common use of all tenants in the Complex, including but not limited to, parking lots, service buildings, parkways, drives, greenspaces, parks, fountains, detention or retention ponds, or other facilities owned, operated or maintained, in whole or in part, by Landlord or the owner or operator from time to time of same, for use by all tenants of the Complex and/or such other owners and operators. The Common Areas shall be operated and maintained by Landlord and/or such other owners or operators for the benefit of all tenants in a first class manner. The use of the Common Areas shall be in common with Landlord, other tenants of the Building and the Complex and other persons entitled to use the same. Landlord shall not alter or diminish the Common Areas in any way that has a materially negative impact on Tenant's ability to conduct its business at the Demised Premises.

                (e) For purposes of this Lease the term "Improvements" shall mean and include all improvements on the Land, whether existing now or in the future, including the Building, and/or appurtenant structures or improvements of any kind on the Land, including, without limitation, loading areas, canopies, walls, waterlines, sewer, electrical and gas distribution facilities, parking facilities, walkways, streets, curbs, roads, rights of way, fences, hedges, exterior plantings, poles, and signs. Although additional office buildings are planned for the Complex, no new office buildings will be constructed on the Land.

          2.    Rent.
                ----

                (a) The rent reserved under this Lease for the Term hereof shall be and consist of (a) the Fixed Rent payable in equal monthly installments in advance, on the first day of each and every calendar month during the Term (except that Tenant shall pay the first monthly installment on the execution of this Lease); plus (b) such additional rent ("Additional Rent") in an amount equal to Tenant's Proportionate Share of Expenses (as such terms are defined in Paragraph 3 of this Lease) and all charges for services and utilities pursuant to Paragraph 15 hereof, and any other charges as shall become due and payable hereunder, including, without limitation, all expenses incurred by Landlord in the enforcement of any of the agreements, covenants and obligations of Tenant under this Lease, and including reasonable legal fees that may accrue in the event suit for rent or dispossess proceedings are necessary to obtain the possession of the Demised Premises or to collect the rent (if Landlord prevails in any such suit or proceedings), which Additional Rent shall be payable as hereinafter provided, all to be paid to Landlord at its office stated above, or such other place within the continental United States as Landlord may designate, in lawful money of the United States of America; provided, however, that if the Commencement Date shall occur on a date other than the first calendar day of a month, the rent for the partial month commencing on the Commencement Date shall be appropriately pro-rated on the basis of the monthly rent payable during the first year of the Term.

          (b) Tenant does hereby covenant and agree promptly to pay the Fixed Rent, Additional Rent and any other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off, recoupment or deduction whatsoever, except as expressly set forth in this Lease. All Additional Rent and other charges payable hereunder, which are not due and payable on a monthly basis during the Term, unless otherwise specified herein, shall be due and payable within twenty (20) days of delivery by Landlord to Tenant of notice to pay the same.

          (c) In the event that any payment of Fixed Rent, Additional Rent or any other charges shall be paid more than five (5) business days after the due date for same provided herein, Tenant shall pay, together with such payment, the Late Charge and a like additional Late Charge for each thirty (30) days or portion thereof that such payment shall remain unpaid; provided, however, that notwithstanding the foregoing, Tenant shall be permitted to make one payment during each Lease Year of the Term, and any renewals thereof, including the Initial Year, as hereinafter defined, after the due date without being assessed a Late Charge unless such payment is more than thirty (30) days late.

          (d) Notwithstanding anything to the contrary contained in this Paragraph 2, Tenant shall not be required to pay to Landlord the Monthly Fixed Rent attributable to the second (2nd) through the tenth (10th) months of the Term ("Rent Abatement") but Tenant shall be required to pay Additional Rent during said nine (9) month period (other than Tenant's Proportionate Share of any increase in Expenses which Tenant shall not be required to pay until after the Initial Year, as set forth in Paragraph 3 of this Lease).


          3.    Operating Expenses.
                ------------------

                (a) For purposes of this Paragraph, the following definitions shall apply:

                     "Initial Year" shall mean the calendar year
                      ------------
1994.

                     "Lease Year" shall mean each calendar year subsequent to
                      ----------
the Initial Year.

                     "Real Estate Taxes" shall mean the taxes and assessments
                      -----------------
now or hereafter imposed upon the Land and the Improvements. Real Estate Taxes shall not include any interest or penalties thereon, provided that the same are not incurred as a result of any default of Tenant. If, due to a change in the method of taxation or assessment, any franchise, income, profit or other tax, however designated, shall be substituted by the applicable taxing authority, in whole or in part, for the Real Estate Taxes now or hereafter imposed on the Land or the Improvements, such franchise, income, profit or other tax shall be deemed to be included in the term "Real Estate Taxes". Landlord represents that it has not received notice of any pending assessments for municipal improvements

                     "Expenses" shall mean (i) Real Estate Taxes; (ii) the total
                      --------
of all the costs and expenses paid or incurred by Landlord with respect to the management, operation, maintenance, and repair of the Building, the Land and any other of the Improvements and the services provided tenants therein, [excepting electrical energy expenses paid directly by tenants (including Tenant) to Landlord or the applicable utility supplying said service pursuant to Paragraph 15 of this Lease and equivalent provisions of other leases,] including, but not limited to, the costs and expenses incurred for and with respect to: all utilities, including without limitation, water, electricity, gas, lighting, sewer and waste disposal; air conditioning, ventilation and heating (subject to the deduction hereinafter described); lobby maintenance and cleaning; maintenance of elevators; protection and security; lobby plantings and interior landscape maintenance which are appropriate for the continued operation of the Building in a first class manner; maintenance and painting of non-tenant areas; fire, all risk, boiler and machinery, sprinkler, apparatus, public liability and property damage, rent and plate glass insurance; supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans (but excluding unfunded retirement liabilities), group insurance, workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to employees of Landlord to the extent and in such proportion that the services of such employees are allocable to the management, operation and maintenance of the Building and/or the Land; uniform and workers clothes for such employees and the cleaning thereof and other similar employee benefits and expenses imposed on Landlord pursuant to law or to any collective bargaining agreement with respect to such employees to the extent and in such proportion that the services of such employees are dedicated to the operation of the Building, up to and including the Building manager; the cost for a bookkeeper and for an accountant and any other professional and consulting fees, including legal and auditing fees to the extent and in such proportion that the services of such professionals and consultants are dedicated to the operation of the Building; association fees or dues; the expenses, including payments to attorneys and appraisers, incurred by Landlord in connection with any application or proceeding wherein Landlord obtains or seeks to obtain reduction or refund of the Real Estate Taxes payable or paid (but only to the extent of any refund or reduction actually obtained); reasonable management fees of the Building; and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the Building, the Land and any other of the Improvements; and (iii) the Building's Proportionate Share of Complex Expenses. Expenses shall not include any cost borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent.

                     "Complex Expenses" shall mean the total of all the costs
                      ----------------
and expenses paid or incurred by Landlord and/or others to the extent such costs incurred by others are chargeable to Landlord or contributable to by Landlord with respect to the management, operation, maintenance and repair of the Complex Common Areas and the services provided tenants of the Complex therein (excepting those Expenses described in the immediately preceding subparagraph or otherwise borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent) and including, but not limited to, the cost and expenses incurred for and with respect to: all utilities, including but not limited to, exterior lighting, electricity and waste disposal (excepting those utility expenses described in the immediately preceding subparagraph or otherwise borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent); protection and security; maintenance, painting and cleaning of the Complex Common Areas; exterior landscape maintenance; snow removal, parking lot maintenance, striping and repairs, maintenance and repairs of the roads, streets, driveways, utilities, detention and retention ponds and drainage facilities; all risk, public liability and property damage insurance (excepting those insurance expenses described in the immediately preceding subparagraph or otherwise borne by any other tenant or as to which any other tenant is required to pay the entire cost of same, whether or not as additional rent); supplies;, wages, salaries, disability benefits, pensions, hospitalization, retirement plans (but excluding unfunded retirement liabilities), group insurance, workmen's compensation insurance, payroll, social security, unemployment and other similar taxes with respect to employees of Landlord to the extent and in such proportion that the services of such employees are allocable to the management, operation and maintenance of the Complex Common Areas; uniforms and working clothes for such employees and the cleaning thereof; and other similar employee benefits and expenses imposed on Landlord and/or others pursuant to law or to any collective bargaining agreement with respect to such employees, to the extent and in such proportion that the services of such employees are dedicated to the operation of the Complex Common Areas, up to and including the Complex manager; the cost for a bookkeeper and for an accountant and for any other professional and consulting fees, including legal and auditing fees to the extent and in such proportion that the services of such professionals and consultants are dedicated to the operation of the Complex and not to any particular buildings therein; association fees or dues; the expenses and reasonable management fees of the Complex to the extent consistent with market conditions and any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining and repairing the exterior areas of the Complex, Complex Common Areas and Complex Land.

                Landlord agrees that with respect to all maintenance, repair, replacement and improvement expenses referred to in the two immediately preceding paragraphs involving contracts or individual expenditures exceeding Twenty-five Thousand Dollars ($25,000.00), other than emergency repairs, Landlord shall obtain at least two competitive bids and shall utilize the lowest responsible bidder for such work.

                No expenses shall be included as both Expenses and Complex Expenses, it being the intention of this Paragraph 3(a) (1) that there shall be no duplication of charges in the calculation of Real Estate Taxes, Expenses or Complex Expenses hereunder. Expenses and Complex Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

                (i) leasing commissions and expenses for leasing or renovating space for tenants;

                (ii) salaries for executives above the grade of Building manager, with regard to Expenses, or Complex manager, with respect to Complex Expenses;

                (iii)  Building and Complex start-up or opening expenses;

                (iv) except as provided hereinbelow, expenditures for capital improvements or other expenses which are capital in nature, as determined pursuant to generally accepted accounting principles consistently applied except for those de minimis amounts that are expensed;

                (v)    advertising, marketing and promotional expenditures;

                (vi) legal fees and other professional fees for lease negotiations and disputes with tenants;

                (vii) as a deduction, amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included as Expenses hereunder;

                (viii) the cost of repairs or replacements incurred, by reasons of fire or other casualty, or caused by the exercise of the right of eminent domain, or compensable to Landlord by virtue of Landlord's insurance;

                (ix) expenses for painting, redecorating or other work which Landlord, at its expense, performs for Tenant or for any other tenant in leased areas of the Building or the Complex other than painting, redecorating or other work which is standard for or periodically performed in the Building or the Complex; and

                (x) interest and amortization payments or other payments (except escrows for items included in Expenses) on any mortgages and rental under any ground or underlying leases.

                If Landlord and/or others shall purchase any item of capital equipment or make any capital expenditures designed to result in savings or reductions in Expenses or Complex Expenses, then the costs for same shall be included in Expenses or Complex Expenses. The costs of capital equipment or capital expenditures are to be included in Expenses or Complex Expenses for the calendar year in which the costs are incurred and subsequent calendar years on a straight line basis amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Expenses or Complex Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure with an interest factor equal to the Prime Rate at the time of Landlord's having actually incurred said costs. If Landlord and/or others shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses or Complex Expenses for the calendar year in which they were incurred.

                If during all or part of any calendar year, including the Initial Year, Landlord and/or others shall not furnish any particular item(s) of work or service which would constitute an Expense or Complex Expense hereunder to portions of the Building or the Complex due to the fact that construction of the Building or the Complex is not completed, or such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such item of work or service, or for other reasons, for the purposes of computing the Additional Rent payable hereunder the amount of the Expenses or Complex Expenses for such item for such period shall be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord and/or others if it or they had at its or their own expense furnished such item of work or service to such portion of the Building or Complex; it being the intention of this provision that Landlord's determination of any increase in Expenses not be biased by any increase attributable solely to an increase in occupancy or the provision of new services or the like.

                (b) In the event (i) that the Commencement Date shall occur on other than the first day of a calendar year, or (ii) that the Expiration Date or other termination of this Lease shall be a day other than the last day of a calendar year, or (iii) of any abatement of the Fixed Rent payable hereunder pursuant to any provision of this Lease for any period of time not equal to a full calendar year, or (iv) of any increase or decrease in the gross rentable area of the Demised Premises or any increase in the gross rentable area of the Building or the Complex, then in each such event in applying the provisions of this Article 3 with respect to such calendar year in which such event shall have occurred, appropriate adjustments shall be made to Tenant's Proportionate Share of Expenses payable pursuant to Paragraph 3(c) so as to apportion such payment on the basis of (i) the pro rata portion of the calendar year during which such payment is to be made and/or (ii) the increase or decrease in Tenant's Proportionate Share of Expenses by virtue of the changes in any such gross rentable area.

                (c) Tenant shall be responsible for Tenant's Proportionate Share of any increase in Expenses paid or incurred by Landlord in each Lease Year during the Term over the Expenses paid or incurred by Landlord during the Initial Year, as hereinafter provided. Attached hereto as Exhibit H is a true copy of the statement of Expenses for the Building for the calendar years 1991 and 1992.

                     (1) During each Lease Year Tenant shall pay to Landlord monthly, on the first day of each calendar month, as Additional Rent, Landlord's good faith estimate of Tenant's Share of any increase in Expenses paid or incurred by Landlord in each Lease Year over the Expenses paid or incurred by Landlord during the Initial Year.

                     (2) Prior to the end of the Initial Year and thereafter for each successive Lease Year, or part thereof, Landlord shall send to Tenant a statement of the projected increase in Expenses, ("Projected Expense Increase") for the applicable Lease Year, if any, broken down by categories as set forth in Exhibit H (an "Expense Projection") and shall indicate what the estimated amount of Tenant's Proportionate Share of said increase in Expenses shall be, said amount to be paid in equal monthly installments (rounded to the nearest whole dollar) in advance on the first day of each month by Tenant as Additional Rent, commencing January 1st of the applicable Lease Year.

                     (3) If during the course of any Lease Year, Landlord shall have reason to believe that the increase in Expenses shall be higher than that upon which the aforesaid Expense Projection was originally based, as set forth in subparagraph (c) (2) above, then Landlord shall be entitled to advise Tenant of an adjustment in future monthly projection amounts to the end result that Landlord's Projected Expense Increase shall be on a reasonably current basis each Lease Year.

                     (4) Within ninety (90) days following the end of each Lease Year, Landlord shall send to Tenant a statement of the actual increase in Expenses incurred for the prior Lease Year showing Tenant's Proportionate Share of the increase in Expenses due from Tenant, which statement shall be certified as being accurate by Landlord, and which shall show Expenses broken down by categories as set forth in Exhibit H. In the event that the amount prepaid by Tenant exceeds the amount that was actually due based upon actual year end cost, then Landlord shall pay to Tenant an amount equal to the overcharge. In the event that Landlord has undercharged Tenant, then Landlord shall provide Tenant with an invoice stating the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.

                     (5) Tenant shall have the right, for a period of four (4) months following the receipt of each statement of the actual Expenses incurred for the prior Lease Year, to audit the records of Landlord in support of such statement at the offices of Landlord during regular business hours on a date and at a time reasonably satisfactory to Landlord and upon at least fourteen (14) days prior notice to Landlord. Upon the completion of such audit, Tenant shall file any written objections to the statement with Landlord within said four (4) month period. In response to the filing of any objections, the parties shall confer and a final amount shall be agreed upon between the parties within thirty
(30) days thereafter. Upon such settlement, or in the event of the passage of the period for review by Tenant, the determination shall be final and binding upon the parties and no further adjustments shall be made with reference to such Lease Year. If despite good faith efforts, the parties are unable to reach a complete settlement of any objections filed by Tenant, the parties agree to refer any unsettled objections to a mutually acceptable independent accountant with experience in the real estate industry, whose determination shall be binding on both parties. If the parties are unable to agree on a mutually acceptable independent accountant, each party shall appoint an independent accountant acceptable to it and the two independent accountants so appointed shall appoint the independent accountant to whom the objections matter shall be referred.

                (d) Each and every of the aforesaid Expense Projection amounts shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as a failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies provided in this Lease therefor, including, without limitation, the Late Charge as provided in Paragraph 2(c) of this Lease.

                (e) Tenant acknowledges and agrees that Landlord shall have the right to change the period of the Lease Year (but may not change the period of the Initial Year), either before or during the Term, to any other fiscal year or twelve month period, provided that such change shall not result in any item of Expenses being included twice in either the same or different Lease Years. In the event that Landlord makes such a change, then the same shall be effective upon written notice to Tenant and, in such event, Tenant shall pay Tenant's Proportionate Share of any increase in Expenses paid or incurred by Landlord over the Expenses paid or incurred by Landlord during the Initial Year for the period from the end of the initially designated Lease Year, as last billed, to the beginning of the newly designated Lease Year, prorated for such period, within twenty (20) days of the rendering by Landlord of the bill for such interim period. If the Building shall have been less than ninety-five percent (95%) occupied during the Initial Year or any entire Lease Year, then the Expenses shall be projected for the Initial Year and such Lease Year as set forth in the last paragraph of Paragraph 3(a) of this Lease. Real Estate Taxes, for the purposes of this Lease shall reflect the full assessed value of the Building as a completed office building multiplied by the tax rate then in effect. If all the Land, Building and other Improvements have not been included in the assessed value of the Building for the calculation of Real Estate Taxes, then the Real Estate Taxes shall be adjusted by Landlord to reflect the amount of Real Estate Taxes which would be assessed against a fully completed Building, i.e. those imposed on the Building if all of the Land, Building and other Improvements were completed and included in the assessed value of the Building.


          4.    Completion of Improvements and Commencement of Rent.
                ---------------------------------------------------

                (a) Landlord agrees to construct the Tenant Improvements (as such term is defined in Exhibit B attached hereto and made part hereof) in accordance with the terms, conditions and provisions set forth in Exhibit B. Landlord shall proceed diligently to complete such work in the manner specified herein.

                (b) The Demised Premises shall be deemed ready for occupancy and the Commencement Date hereunder shall occur on August 1, 1993 or such later date that (i) the Demised Premises shall be delivered to Tenant in tenantable condition, free of violations of any health, safety, fire and other statutes and regulations governing the Demised Premises and its use, all of which shall be established by issuance of a certificate (temporary or final) by appropriate governmental authority, permitting occupancy of the Demised Premises for the purposes set forth herein; and (ii) Landlord has substantially completed the initial installations and other work in and to the Demised Premises agreed to be performed by it pursuant to Paragraph 4(a) (and Landlord shall be deemed to have substantially completed said installations and other work notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed within the Demised Premises or any part thereof, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises). If the occurrence of any of the conditions listed in the preceding sentence, and thereby the making of the Demised Premises ready for occupancy, shall be delayed due to a Tenant Delay (as defined in Section 3.2 of Exhibit B), then the Commencement Date shall be accelerated by a time period equal to the number of days of Tenant Delay so caused by Tenant; provided, however, that the Commencement Date shall not be accelerated to a date earlier than August 1, 1993. In the event that any such Tenant Delay days shall be asserted by Landlord, Landlord shall notify Tenant of the same as provided in
Section 3.2 of Exhibit B. If the Commencement Date does not occur by August 15, 1993 for any reason other than a Tenant Delay, Landlord shall allow Tenant a day of free Fixed Rent for each day after August 15, 1993 (net of Tenant Delay days) until the Commencement Date occurs (which free Fixed Rent shall be in addition to that allowed under Paragraph 2 (d) hereof). If the Commencement Date does not occur by December 15, 1993 for any reason other than a Tenant Delay, Tenant may terminate this Lease by giving written notice of termination to Landlord prior to the Commencement Date. In the event of such a termination, Landlord shall refund the Security Deposit and any pre-paid rental to Tenant. If Landlord obtains a temporary certificate of occupancy, Landlord (i) shall proceed diligently to complete or correct such items as are necessary to obtain a final, unconditional certificate of occupancy for the Demised Premises and (ii) shall be responsible for all costs, fines or penalties imposed as a result of any delays in completing work required under the temporary certificate of occupancy.

                (c) Tenant may occupy the Demised Premises as soon as the same are ready for its occupancy and the Commencement Date shall have occurred (but not prior to said date except for installation of Tenant's personal property or otherwise with the express consent of Landlord). If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same is in satisfactory condition, except as to (i) those items of work remaining to be performed by Landlord pursuant to this Paragraph 4, (ii) latent defects in the construction of the Tenant Improvements of which Tenant notifies Landlord within one year after the Commencement Date, or (iii) any items of work set forth on a "Punch List" to be submitted to and acknowledged by Landlord in writing within thirty (30) days after the Commencement

Date.  Landlord shall proceed diligently to complete such Punch List items.

                (d) Upon the occurrence of the Commencement Date, the parties shall execute a letter agreement confirming the Commencement Date and the Expiration Date and specifying the amount of Fixed Rent payable during the initial month if the Commencement Date occurs on a day other than the first day of the month.


           5.   Covenants  as  to  Condition  of  Premises  and Compliance with
                ---------------------------------------------------------------
                Laws.
                ----

                (a) Subject to the waiver of subrogation provisions of Paragraph 10(d) hereof, in the event that the Building or any of the equipment affixed thereto or stored therein should be damaged as a result of any act of Tenant, its agents, servants, employees, invitees or contractors, Tenant shall, upon demand, pay to Landlord the actual reasonable cost of all required repairs, including structural repairs. Tenant shall commit no act of waste and shall take good care of the Demised Premises and the equipment affixed thereto and stored therein, shall maintain the Demised Premises in good condition and state of repair (including the components of the electrical and HVAC system which exclusively serve the Demised Premises, but otherwise excluding the Building systems) and, upon the Expiration Date or other termination of this Lease, shall deliver up the Demised Premises in good order and condition, wear and tear from a reasonable use thereof excepted. Landlord shall perform, or cause to be performed, all such maintenance and repairs and Tenant shall pay to Landlord the reasonable costs incurred therefor promptly upon demand as Additional Rent.

                (b) Tenant, at Tenant's expense, shall promptly comply in all material respects with all laws, rules, regulations and ordinances, of all governmental authorities or agencies having jurisdiction over the Demised Premises, and of all insurance bodies (including, without limitation, the Board of Fire Underwriters), at any time duly issued or in force applicable to the Demised Premises or any part thereof or to Tenant's use thereof, including, without limitation the Americans with Disabilities Act, ("Laws" or, as the context requires, "laws"); provided that Tenant shall not be deemed to have complied with such Laws in all material respects in the event that Landlord would have any liability thereunder as a result of such non-compliance.

                (c) Landlord, at Landlord's expense, shall promptly comply with all Laws applicable to the Common Areas and the Land. Subject to the releases and waivers of subrogation contained in or required by this Lease, Landlord shall indemnify and hold Tenant harmless from and against any expense (including, without limitation reasonable attorneys fees), loss, liability or damages (excluding consequential damages) suffered or incurred by Tenant as a result of Landlord's failure to comply with all laws applicable to the Common Areas. Landlord represents that it has received no notice of any violation of Laws applicable to the Common Areas.


          6.    Tenant Improvements, Alterations and Installations.
                --------------------------------------------------

                (a) With the exception of Tenant's trade fixtures, furniture and other personalty (including computer and other office equipment and modular/open plan furniture), all fixtures, equipment, improvements, alterations, installations which are attached to the Demised Premises, and any additions and appurtenances made by Tenant to the Demised Premises, shall become the property of Landlord upon installation. Not later than the last day of the Term, Tenant shall, at its expense, remove from the Demised Premises all of its trade fixtures, furniture and other personal property and such improvements as Landlord elects to have removed;

provided, however, that Tenant shall not be required to remove any improvements or fixtures contemplated by the Final Plans (as defined in Exhibit B) or any improvements or fixtures of similar character which become part of the Demised Premises as a result of an expansion thereof in accordance with the rights granted Tenant under Paragraphs 32 and 33 of this Lease. Tenant, at its sole cost and expense, shall repair injury done by or in connection with the
installation or removal of such improvements.   Any equipment, fixtures, goods
or other property of Tenant not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Demised Premises by Tenant shall be considered as abandoned and Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and shall not be accountable to Tenant for any part of the proceeds of such sale, if any, unless the proceeds of such sale exceed the total amount of any sums due to Landlord under this Lease. Landlord may have any such property stored at Tenant's risk and expense.

                (b) Tenant, without Landlord's prior consent, shall have the right to make non-structural alterations, installations, additions or improvements in or to the Demised Premises that (i) do not require a building permit to be issued by any governmental authority to legally make same, and (ii) do not affect any existing-building systems outside the Demised Premises and do not impair or adversely affect any existing building systems within the Demised Premises. No other alterations, installations, additions or improvements (structural or non-structural) shall be made by Tenant without Landlord's express prior written approval. Landlord agrees that approval of alterations, installations and improvements of a non-structural nature and which do not affect any building systems shall not be unreasonably withheld. Tenant shall give Landlord prior written notice of any proposed alterations, installations, additions or improvements (hereinafter called "Alterations") with copies of proposed plans and as-built plans upon completion of the Alterations. At the time of granting its approval of any Alterations, Landlord shall notify Tenant of any such Alterations which must be removed at the expiration of the Term as provided in Paragraph 6(a) above. All Alterations shall be done at Tenant's sole expense and the making thereof shall not interfere with the use of the Building by other tenants. Tenant agrees to indemnify, defend and hold harmless Landlord from any and all costs, expenses, claims, causes of action, damages and liabilities of any type or nature whatsoever (including, but not limited to, reasonable attorneys' fees and costs of litigation) arising out of or relating to the making of the Alterations by Tenant. Nothing herein contained shall be construed as constituting the permission of Landlord for a mechanic or subcontractor to file a lien claim against the Demised Premises and Tenant agrees to secure the removal of or bond against any such lien which a contractor purports to file against the Demised Premises as provided in Paragraph 30(g) of this Lease. All such Alterations shall be effected in compliance with all applicable laws, ordinances, rules and regulations of government bodies having or asserting jurisdiction over the Demised Premises.

          7.    Various Negative Covenants by Tenant. Tenant agrees that it
                ------------------------------------
shall not, without Landlord's prior written consent:

                (a) do anything in or near the Demised Premises which will increase the rate of fire insurance on the Building, provided that Tenant's use of the Demised Premises in the manner allowed under Paragraph 1(c) hereof shall not be deemed to cause such increase;

                (b) permit the accumulation of waste or refuse matter in or near the Demised Premises, except in containers provided therefor;

                (c) mortgage, hypothecate, pledge or encumber this Lease in whole or in part;

                (d) permit any signs, lettering or advertising matter to be erected or attached to the Demised Premises which is visible from outside of the Demised Premises except as expressly permitted herein; or

                (e) encumber or obstruct the Common Areas surrounding the Demised Premises, nor cause same to be encumbered or obstructed, nor encumber or obstruct any access ways to the Demised Premises, nor cause same to be encumbered or obstructed.

          8.    Various Affirmative Covenants of Tenant.      Tenant covenants
                ---------------------------------------
and agrees that Tenant will:

                (a) At any time and from time to time execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, within ten (10) business days of receipt of request therefor, a tenant estoppel certificate in form reasonably acceptable to Landlord or financial institutions requesting the same relating to matters customarily included in tenant estoppel certificates. Tenant shall not be required to execute any estoppel certificate which would result in a alteration of Tenant's rights and obligations under this Lease.

                (b) Faithfully observe and comply with the rules and regulations annexed hereto and made a part hereof as Exhibit C and such additional rules and regulations as Landlord may hereafter at any time or from time to time communicate in writing to Tenant, and which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building or the Complex, or the preservation of good order therein, or the operation or maintenance of the Building or Complex, or the equipment thereof, or the comfort of tenants or others in the Building or Complex; provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule or regulation by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees. Notwithstanding the foregoing, Landlord shall not enforce such rules and regulations against Tenant, or fail to enforce the same against other tenants in the Building, in a manner which would be unreasonable and discriminatory as to Tenant.


          9.    Building Directory and Signage.   Provided that Landlord is able
                ------------------------------
to obtain the necessary governmental permits and approvals to construct an additional Building monument sign located on Campus Drive at the entrance to the Building or to expand the existing sign, Landlord shall add Tenant's name at the top of said additional or expanded Building monument sign. Landlord agrees to make commercially reasonable efforts to secure such permits and approvals. Landlord's inability to obtain such governmental permits and approvals shall not entitle Tenant to an offset or abatement of rent of any kind hereunder or otherwise permit Tenant to avoid compliance with all terms, covenants and
conditions of this Lease.   If Landlord is unable to obtain such governmental
permits and approvals, Landlord shall reconfigure the existing monument sign to add Tenant's name to the list of tenants presently contained on said sign. Tenant shall be permitted to display its corporate name at the entrance of the Demised Premises and on all Building directories.

          10.   Casualty and Insurance.
                ----------------------

                (a) In the event of partial or total destruction, by reason of fire or any other cause, of (i) the Demised Premises or (ii) the Building or any portion thereof which renders the Demised Premises untenantable, Landlord shall promptly restore and rebuild (i) the Demised Premises to the standard set forth in the work letter specifications contained in Exhibit B-1 or (ii) the Building or such portion thereof as needed to make the Demised Premises tenantable to the standard existing immediately prior to the occurrence of such fire or other casualty, at Landlord's expense, unless, subject to the immediately following sentence, Landlord elects by notice to Tenant within sixty (60) days of said destruction not to restore and rebuild the Demised Premises and/or the Building, and, in such case, upon a date specified in said notice by Landlord, this Lease shall terminate. Landlord may elect to terminate this Lease only if (i) Landlord is electing to terminate the leases of all tenants similarly situated and affected by such casualty, or (ii) if such casualty occurs during the last twelve (12) months of the Term (or, if Tenant has exercised its option to renew this Lease, if such casualty occurs during the last twelve (12) months of the final renewal Term). If Landlord elects to restore and rebuild the damage, then during the period of restoration, Landlord shall notify Tenant of the estimated time period for completing such restoration and Tenant shall be relieved of the obligation to pay that portion of the rent herein reserved which relates to the area of the Demised premises which has been rendered untenantable. If the damage to the Demised Premises is such that Landlord reasonably estimates that the restoration of the Demised Premises would require a period of time in excess of eight (8) months after the date of Landlord's notice, then Tenant shall have the right to terminate this Lease upon notice to Landlord given within twenty (20) days after the date that Landlord notifies Tenant of the estimated time period required for the restoration of the Demised Premises. If for any reason (including force majeure) Landlord fails to complete the restoration of the Demised Premises within twelve (12) months of the date on which the casualty occurs, Tenant may terminate this Lease by giving Landlord written notice of Termination prior to the completion of the restoration of the Demised Premises. In the event of a casualty which renders the entire Demised Premises untenantable which is restored and rebuilt by Landlord, Landlord shall give Tenant fifteen (15) days notice prior to the completion of the restoration and re-commencement of the obligation to pay rent hereunder.

          (b) Tenant shall, at Tenant's sole cost and expense, except to the extent prohibited by law with respect to workmen's compensation insurance, for the mutual benefit of Landlord and Tenant and any Additional Insured (as hereinafter defined) or any other additional insured as Landlord may from time to time determine, including the lessors under any ground leases or underlying leases and any mortgagees, maintain or cause to be maintained; (i) comprehensive general liability insurance, including but not limited to, premises, bodily injury, personal injury and contractual liability coverages (provided that contractual liability coverage shall be required only if available at commercially reasonable rates) for any and all damage or injury resulting from any act or omission on the part of Tenant or Tenant's contractors, licensees, agents, visitors or employees on or about the Demised Premises, including such claims arising out of the construction of improvements on the Demised Premises, such insurance to afford protection in the amount of Three Million Dollars ($3,000,000) with respect to injury or death to any one person or to any number of persons or property damage arising out of a single occurrence, subject to customary exclusions and to customary and reasonable deductibles; (ii) workmen's compensation insurance covering all persons employed in connection with the construction of any improvements by Tenant and the operation of its business upon the Demised Premises. In the event that Landlord, at any time but not more often than twice during the Term, reasonably deter-mines that Tenant's insurance coverage is inadequate, based upon the coverages being required by landlords of comparable buildings in the general geographic area of the Building, Landlord shall have the right to require Tenant to increase its insurance coverage; provided, however, that such determination shall not be made arbitrarily or discriminatorily as to Tenant in the context of Landlord's treatment of other tenants in the Building. All such insurance shall, to the extent permitted by law, name any mortgagees and ground lessors of the Land and the Building and their successors and assigns, as additional insureds (the "Additional Insureds") and shall be written by an insurance carrier authorized to do business in the State of New Jersey, which shall be reasonably satisfactory to Landlord.

                (c) Prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, Tenant shall furnish evidence of such insurance and of the payment of the premiums thereon to Landlord. Such insurance shall be in form reasonably satisfactory to Landlord and, without limitation, shall provide that no cancellation or lapse thereof or change therein shall be effective until after thirty (30) days' written notice to Landlord at the address specified in Paragraph 18 of this Lease. Tenant waives all rights of recovery against Landlord and the Additional Insureds for any loss, damages, or injury of any nature for which Tenant is insured.

                (d) During the Term, Tenant shall maintain in effect in each insurance policy required under this Lease that relates to property damage a waiver of subrogation in favor of Landlord and the Additional Insureds from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to Landlord. Such waiver shall be in a form reasonably satisfactory to Landlord and, without limitation, shall provide that no cancellation or lapse thereof or change therein with respect to any coverages or conditions required in this Paragraph 10 shall be effective until after thirty (30) days' written notice to Landlord at the address specified in
Paragraph 18 of this Lease.   During the term of this Lease, Landlord shall
maintain in effect in each insurance policy insuring the Building, the Land or the Complex Land that relates to property damage a waiver of subrogation in favor of Tenant from its then-current insurance carriers, and shall at all times furnish evidence of such currently effective waiver to Tenant. Such waiver shall be in a form reasonably satisfactory to Tenant and, without limitation, shall provide that no cancellation or lapse thereof shall be effective until after thirty (30) days' written notice to Tenant at the address, specified in Paragraph 18 of this Lease.

                (e) Each insurance policy required to be maintained under this Lease shall state that with respect to the interest of Landlord and the Additional Insureds the insurance maintained pursuant to each such policy shall not be invalidated by any action or inaction of Tenant and shall insure Landlord and the Additional Insureds regardless of any breach or violation of any warranties, declarations, conditions or exclusions by Tenant.

                (f)  Each insurance policy required to be maintained under this
Lease: (i) shall state that the insurance provided thereunder is primary insurance without any right of contribution from any other insurance which may be carried by or for the benefit of Landlord or the Additional Insureds; and
(ii) shall recognize the indemnification set forth in Paragraph 11 of this Lease.

                (g) Landlord agrees to maintain (i) comprehensive general liability insurance in the minimum amount of One Million Dollars ($1,000,000) single limit coverage, and (ii) insurance against loss or damage by fire, and such other risks as may be included in the standard form of All Risk coverage, in amounts required by Landlord's first mortgagee or, if none, amounts suffi-cient to enable Landlord to obtain physical replacement cost coverage.

     11.  Indemnification.
          ---------------

          Subject to the releases and waivers of subrogation contained in or required by this Lease, Tenant shall indemnify, defend and hold harmless Landlord and the Additional Insureds, from and against any expense (including, without limitation, reasonable attorneys' fees), loss, liability or damages suffered or incurred as a result of the negligent acts or omissions or the willful misconduct of Tenant or Tenant's agents, servants, invitees, contractors or employees. The liability of Tenant to indemnify Landlord, as hereinabove set forth, (i) shall not extend to liability resulting solely from the negligence of Landlord or Landlord's agents or employees, (ii) shall be in proportion to Tenant's allocable share of any joint negligence or willful misconduct with Landlord, and (iii) shall not extend to any matter against which Landlord shall be effectively protected by insurance; provided, however, that if any such liability shall exceed the amount of the effective and collectable insurance in question, the said liability of Tenant shall apply to such excess. If the obligations or liabilities of Tenant under the provisions of this Paragraph 11 are qualified or contradicted by the specifically expressed provisions of other paragraphs or clauses of this Lease, this Paragraph 11, shall be deemed and construed to be modified or controlled by such other paragraphs or clauses.

     12.  Non-Liability of Landlord.  Landlord shall not be liable for (and
          -------------------------
Tenant shall make no claim for) any property damage or personal injury which may be sustained by Tenant or any other person as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof drains, leaders, gutters, valleys, downspouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant of Landlord, or Tenant's or any other tenant's agents, employees, guests, licensees, invitees, sub-tenants, assignees or successors; or attributable to any interference with, interruption or failure of any services or utilities to be furnished or supplied by Landlord. Tenant shall give Landlord prompt written notice of the occurrence of any events set forth in this Paragraph 12.

     13.  Remedies and Termination Upon Tenant Default.
          --------------------------------------------

          (a)  In the event that:

               (1) Tenant shall default in the payment of any Fixed Rent, or any Additional Rent, or other charge payable hereunder by Tenant to Landlord, on any date upon which the same becomes due, and such default shall continue for five
(5) days after Landlord shall have given Tenant a written notice specifying such default; or

               (2) Tenant shall default in the due keeping, observing or performing of the covenants, agreements, terms, provisions or conditions contained in Paragraph 1(c) of this Lease on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within two (2) business days after Landlord shall have given to Tenant a written notice specifying the same; or

               (3) Tenant shall default in the due keeping, observing or performing of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, other than a default of the character referred to in clauses (1) or (2) of this Paragraph 13(a), and if such default shall continue and shall not be remedied by Tenant within twenty (20) days after Landlord shall have given to Tenant a written notice specifying the same (unless such default is such that it could not reasonably be cured within a twenty (20) day period and Tenant shall commence to make a good faith effort to cure such default within said twenty (20) day period and shall diligently proceed to completion); or

               (4) Should Tenant be evicted by summary proceedings or otherwise;

then, Landlord may, in addition to any other remedies herein contained, as may be permitted by law, without being liable for prosecution therefor, or for damages, reenter the Demised Premises and have and again possess and enjoy the same; and as agent for Tenant or otherwise, re-let the Demised Premises and receive the rents therefor and apply the same first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary and second to the payment of the rents due hereunder. Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by Landlord to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired Term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord, at its option, may require Tenant to pay in a single lump sum payment, at the time of such termination or re-entry, as the case may be, a sum which represents the present value (using a discount rate equal to the Prime Rate) of the excess of the aggregate of the Fixed Rent which would have been payable by Tenant for the period commencing with such termination or re-entry, as the case may be, and ending on the originally fixed Expiration Date of the Term, over the aggregate rental value of the Demised Premises for the same period. Landlord shall make commercially reasonable efforts to mitigate damages in the event of a default by Tenant.

          (b) Upon the occurrence of any of the contingencies set forth in the preceding subparagraph (a) of this Paragraph 13, or should Tenant be adjudicated a bankrupt or insolvent, or placed in receivership, or should proceedings be instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition, or assignment for the benefit of creditors (and, if the proceedings are initiated against Tenant, the same are not vacated within ninety (90) days of their initiation), or if this Lease or the estate of Tenant hereunder shall pass to another unaffiliated entity by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the Term hereof, upon giving to Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days' notice in writing of Landlord's intention so to do.
Upon the giving of such notice, this Lease and the Term hereof shall end on the date fixed in such notice as if the said date was the Expiration Date; and Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise without liability for damages.


     14.  Remedies Cumulative; Non-Waiver.
          -------------------------------

The various rights, remedies, options and elections expressed herein are cumulative and the failure of either party to enforce strict performance by the other of the conditions and covenants of this Agreement, to exercise any election or option, or to resort or have recourse to any remedy herein conferred, or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.


     15.  Services; Electric Energy
          -------------------------

          (a) Landlord shall: (i) supply heat, ventilation and air conditioning to the Demised Premises and the Common Areas during Business Hours in accordance with the HVAC specifications contained in Exhibit B-1 attached hereto; (ii) provide snow and ice removal for the parking area, sidewalks and driveways in a reasonably expeditious manner; (iii) provide refuse removal from a dumpster to be provided on site to be used for normal paper waste attendant to an office building; and (iv) provide security services in accordance with the specifications attached hereto as Exhibit I. "Business Hours" as used in this Lease, means the generally customary daytime business hours of Tenant but not before 8:00 A.M. or after 6:00 P.M. on weekdays and 8:00 A.M. to 1:00 P.M. on Saturdays, and not including Sundays and Building Holidays (except that Landlord shall provide heat, ventilation and air conditioning service to the Demised Premises and building security to the Building on Good Friday without charging Tenant for overtime services). Tenant shall have access to the Demised Premises twenty-four (24) hours a day, seven (7) days a week at no additional cost except when overtime services are required as provided in Paragraph 15(b). Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of such air conditioning system. Landlord shall clean the Demised Premises in accordance with the cleaning schedule annexed hereto as Exhibit D. The cost of the services and utilities provided pursuant to this Paragraph 15(a) is included in Expenses as defined in Paragraph 3(a).

          (b) Provided Tenant is not then in default of this Lease beyond the expiration of any applicable grace period, Landlord shall provide to Tenant overtime services and utilities when and to the extent reasonably requested by Tenant, or when activated by Tenant's use of an overtime thermostat and time clock, and in accordance with such reasonable conditions as shall be determined
by Landlord.    Tenant  shall  pay to Landlord,  as Additional Rent, a charge determined by Landlord for such additional service and utilities, which charge shall cover all costs and expenses of Landlord in providing such overtime services, including, without limitation, the cost of the utility usage, the cost of maintenance, repairs and inspections of such building systems and employee and administrative costs related to such services. Such charge shall constitute a direct charge to Tenant and not an Expense as defined in Paragraph 3. During the Initial Year, such charge shall be Fifty-five Dollars ($55) per hour. Increases in such charge after the Initial Year shall be based upon increases in the costs incurred by Landlord in supplying such service without mark-up.

          (c) Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, lighting, ventilating, air conditioning, gas, steam, power, electricity, water or other service and to stop or interrupt the use of any building or Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; provided, however, that if such stoppage is within the control of Landlord, the rent reserved hereunder shall abate from and after the fifth (5th) business day of such stoppage or interruption until Landlord shall restore service. Further, if such stoppage or interruption continues for a period of six (6) months, Tenant shall have the right to terminate this Lease by giving written notice of termination to Landlord prior to the restoration of service.

          (d) Landlord shall furnish to Tenant, through the transmission facilities installed in the Demised Premises, electric energy to be used by Tenant, at Tenant's expense as provided for in this Paragraph 15, in the Demised Premises in such reasonable quantity as shall be sufficient to meet Tenant's ordinary business needs for lighting and the operation of its business machines, as specified on Exhibit B-1, including, without limitation, photocopy equipment and computer and data processing equipment, provided that Landlord shall not be obligated to provide such electrical energy in any amount in excess of a total connected load of six (6) watts of electric consumption for all purposes per square foot of rentable area.

          (e) Landlord shall, prior to the Commencement Date, at Landlord's sole cost and expense, install a separate electrical meter so as to measure the consumption of electricity in the Demised Premises. Landlord shall charge Tenant for such electrical usage at Landlord's actual cost therefor (based upon the average kilowatt hour cost of each invoice) without mark-up and Tenant shall pay such amount to Landlord as Additional Rent hereunder within thirty (30) days of Landlord's giving Tenant notice of the amount then due.

          (f) If Landlord, by operation of law or as a result of the order of any governmental authority or utility, is required to discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that the same
are available, suitable and safe for such purposes.   All meters and additional
panel boards, feeds, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by Landlord at Tenant's expense. There shall be no discontinuance of the furnishing of electric current to the Demised Premises by Landlord until Tenant has completed its arrangements to obtain electric current directly from the public utility company furnishing electric current to the Building so that there is no interruption in the continuity of electric service.

          (g) In the event that Tenant shall require electric energy for use in the Demised Premises in excess of the quantity to be initially furnished as herein provided and if, in Landlord's judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, Landlord, upon written request of Tenant, shall proceed with reasonable diligence to install such additional risers, conduits, feeders, switchboards and/or appurtenances, provided the same and the use thereof shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations or repairs, or interfere with or disrupt other tenants or occupants of the Building, and Tenant agrees to pay all costs and expenses incurred by Landlord in connection with such installation.

          (h) In order that Landlord may at all times have all necessary information which it requires in order to maintain and protect its equipment, Tenant agrees that Tenant shall not make any material alteration or material addition to the electrical equipment and/or appliances in the Demised Premises without the prior written consent of Landlord in each instance and shall promptly advise Landlord of any other alteration or addition to such electrical
equipment and/or appliances.   Tenant agrees to advise Landlord in writing as to
any material change in the periods of use of the lighting fixtures and Tenant's business machines and equipment.

          (i) Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electric energy furnished to the Demised Premises except for actual damage other than property damage suffered by Tenant by reason of any negligence of Landlord.

     16.  Subordination.   This Lease shall be subject and subordinate in all
          -------------
respects to any underlying leases, ground leases, licenses or agreements, and to all mortgages which may now or hereafter be placed on or affect such leases, licenses or agreements or the Land or the Demised Premises and also to all renewals, modifications, consolidations and extensions of such underlying, leases, ground lease, licenses, agreements, and mortgages, so long as each such underlying landlord, ground lessor, or mortgagee shall provide to Tenant a subordination, attornment and nondisturbance agreement substantially in the form attached hereto and made part hereof as Exhibit E. Tenant shall execute and deliver such further instruments confirming such subordination and non-disturbance agreement as may be reasonably required by any holder of any such mortgage or by a lessor, licensor or party to an agreement under any such underlying lease, ground lease, license or agreement, respectively. If any underlying lease, ground lease, license or agreement to which this agreement is subject and subordinate terminates, or if any Mortgage to which this lease is subordinate is foreclosed, Tenant shall, on timely request, attorn to the holder of the reversionary interest or to the Mortgagee in possession, as the case may be. Landlord represents that, on the date of the execution of this Lease, there are no underlying leases, ground leases or mortgages encumbering the Building with the exception of a construction loan mortgage held by the First National Bank of Chicago. The parties shall execute and deliver to each other a subordination, attornment and nondisturbance agreement substantially in the form of that in Exhibit E with respect to said construction loan mortgage prior to the Commencement Date.


     17.  Curing Tenant's Defaults.  If Tenant shall fail or refuse to comply
          ------------------------
with and perform any conditions and covenants of this Lease after notice and the expiration of the applicable cure period, Landlord may, if Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of Tenant, and the said cost and expense shall be payable on demand, or, at the option of Landlord, shall be added to the installment of Monthly Fixed Rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies and Landlord may have hereunder by reason of the breach of Tenant of any of the covenants and conditions in this Lease contained.


     18.  Notices.  Any notice, demand, statement or other communication which
          -------
under the terms of this Lease or under any statute or law must or may be given shall be given by hand delivery, or by registered or certified mail, return receipt requested, or by reputable private overnight delivery service providing a receipt of delivery or refusal, delivered or addressed to the respective parties at the following address:

To Landlord:                  Sammis Morristown Associates
                              c/o Gale & Wentworth, Inc.
                              100 Campus Drive
                              Florham Park, New Jersey 07932
                              Attn:  Jonathan G. Thorpe

  with a copy to:             Pitney, Hardin, Kipp & Szuch
                              200 Campus Drive
                              Florham Park, New Jersey 07932
                              Attn:  Glenn C. Geiger

To Tenant prior               Schein Pharmaceutical, Inc.
  to Commencement             1800 Northern Boulevard
  Date:                       Roslyn, New York 11576
                              Attention:  Chairman

  with a copy to:             General Counsel
                                (at same address)

To Tenant after               Schein Pharmaceutical, Inc.
  Commencement Date:          100 Campus Drive
                              Florham Park, New Jersey 07932
                              Attention:  Chairman

  with a copy to:             General Counsel
                                (at same address)


Any such notice, demand, statement or other communication shall be deemed to have been given or made (i) upon delivery, if hand delivered, (ii) on the second business day after mailing, if mailed, postage paid, certified or registered mail, and (iii) on the next business day, if delivered, charges prepaid or charged to sender, to a reputable private overnight delivery service. Any of the above addresses may be changed at any time by notice given as provided above. Legal counsel for the respective parties may provide the requisite notice(s) hereunder on behalf of their respective client.


     19.  Quiet Enjoyment.   Landlord covenants that Tenant upon keeping and
          ---------------
performing each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, shall quietly enjoy the Demised Premises without hindrance or molestation by Landlord or by any other person lawfully claiming by, through or under the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and the effects of the application of same. The foregoing covenant is and shall be, in addition to and not in derogation of Tenant's implied right to quiet enjoyment.


     20.  Security Deposit.
          ----------------

          (a) Tenant has this day deposited with Landlord the Security Deposit for the payment of the Fixed Rent, Additional Rent and other charges hereunder and the full and faithful performance by Tenant of the covenants and conditions
on the part of Tenant to be performed.   Said sum shall be returned to Tenant,
without interest, after the expiration of the term hereof, provided that Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in Fixed Rent, Additional Rent and other charges. During the term hereof, Landlord may, if Landlord so elects, have recourse to such security, to make good any default by Tenant, in which event Tenant shall, on demand,
promptly restore said security to its original amount.   Liability to repay said
security to Tenant shall run with the reversion and title to the Demised Premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord shall assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to Demised Premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by Tenant from all liability to return such security.

          (b) If on the thirty (30) month anniversary of the Commencement Date, and provided that (i) Tenant's financial condition has not, in the reasonable opinion of Landlord, declined in any material respect below the condition existing on the date of the execution of this Lease, (ii) Tenant has not made more than two (2) late payments of Fixed or Additional Rent beyond the applicable grace period, and (iii) Tenant is not in default under any other term, covenant or condition of this Lease beyond the applicable cure period, the Security Deposit shall be reduced to an amount equal to the monthly Fixed Rent, and Landlord shall refund the excess over such amount to Tenant.

          (c) If on the five (5) year anniversary of the Commencement Date, and provided that (i) Tenant's financial condition has not, in the reasonable opinion of Landlord, declined in any material respect below the condition existing on the date of the execution of this Lease, (ii) Tenant has not made more than two (2) late payments of Fixed or Additional Rent beyond the applicable grace period, and (iii) Tenant is not in default under any other term, covenant or condition of this Lease beyond the applicable cure period, the Security Deposit shall be returned to Tenant by Landlord; provided, however, that in the event of a default by Tenant hereunder with respect to Tenant's obligation to pay Fixed or Additional Rent, Landlord may require, in addition to such payments as are necessary to cure such default, that Tenant pay an amount equal to twice the Fixed Monthly Rent to re-establish the Security Deposit.


     21.  Inspection and Entry by Landlord.
          --------------------------------

          (a) Tenant agrees to permit Landlord and Landlord's agents, employees or other representatives to show the Demised Premises to any lessor under any underlying lease or ground lease or any mortgagee or any persons wishing to rent or purchase the same; provided that Tenant shall be given twenty-four (24) hours prior telephonic notice.

          (b) Tenant agrees that, upon same day telephonic notice to Tenant (except for routine maintenance), Landlord and Landlord's agents, employees or other representatives, shall have the right to enter into and upon the Demised Premises or any part thereof, at all reasonable hours, for the purpose of inspecting the same, or reading meters, or performing maintenance, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by Landlord nor be construed to create an obligation on the part of Landlord to make such inspection or repairs.


     22.  Brokerage.  Tenant and Landlord warrant and represent to each other
          ---------
that neither has dealt with any broker or brokers regarding the negotiation of this Lease other than the Designated Broker. Landlord agrees to pay the commission due and payable to the Designated Broker as a result of the execution of this Lease in accordance with the terms of a separate agreement between those parties, and Landlord shall indemnify and hold Tenant harmless from any claim by the Designated Broker with respect to such commission. Tenant and Landlord agree to be responsible for and to indemnify and hold the other harmless from and against any claim for a commission or other compensation by any broker other than the Designated Broker claiming to have negotiated with the indemnifying party with respect to the Demised Premises or to have called the said Demised Premises to Tenant's attention or to have called Tenant to Landlord's attention.

     23.  Parking.  Tenant shall have the right under this Lease to the
          -------
exclusive use of the Exclusive Spaces in the Building's executive garage and the non-exclusive use of the Non-Exclusive Spaces in the parking lot of the Building in compliance with such reasonable Rules and Regulations as Landlord may promulgate from time to time. Landlord shall have the right to assign the location of said non-exclusive parking spaces or may designate the location of same from time to time. Landlord shall designate and assign to Tenant one (1) additional Exclusive Space in the Building's executive garage, as and if such space become available due to the expiration and non-renewal of other tenant's leases in the Building. If Tenant takes additional space in the Building pursuant to the rights afforded Tenant in Paragraphs 32 and 33 hereof, subject to availability, Tenant shall also be allocated one additional Exclusive Space in the executive garage for each additional ten thousand (10,000) square feet of gross rentable area of office space leased by Tenant.


     24.  Renewal Option.
          --------------

          (a) Tenant is hereby granted three (3) successive options to renew this Lease for a Renewal Term or five (5) years each, subject to the term of this Paragraph 24. In the event that Tenant desires to renew this Lease, it shall give notice in writing to Landlord of its intention to renew the Lease at least fifteen (15) months prior to the Expiration Date and at least fifteen
(15) months prior to the expiration of each of the first two (2) Renewal Terms, as the case may be. All of the terms and conditions of this Lease shall remain in effect during each Renewal Term, except that (i) the Initial Year for purposes of determining Tenant's Proportionate Share of any increase in Expenses shall be adjusted to the year preceding the first year of the applicable Renewal Term, and (ii) the annual Fixed Rent payable during each Renewal Term shall be ninety-five percent (95%) of the annual fair market rental value of the Demised Premises during the applicable Renewal Term based on comparable space in the vicinity of the Demised Premises in comparable condition to that which the Demised Premises will be in after completion of the Tenant Improvements (the "Fair Market Value") as of the date which is thirteen (13) months prior to the commencement date of such Renewal Term. The Fair Market Value of the Demised Premises for purposes of subparagraph (a) of this Paragraph 24 shall take into account the adjustment of the Initial Year as provided above and shall otherwise be determined pursuant to the provisions of Paragraph 24(b). In no event shall the annual Fixed Rent during any Renewal Term be less than the annual Fixed Rent payable during the year preceding the first year of each such Renewal Term.

          (b) On or before the later to occur of (i) the fifteenth (15th) day after Landlord's receipt of notice of Tenant's intention to renew this Lease or
(ii) the first day of the fifteenth (15th) month preceding the then Expiration Date, Landlord Shall notify Tenant of Landlord's determination of the Fair Market Value. Within fifteen (15) days after Tenant's receipt of Landlord's determination, Tenant shall notify Landlord whether Tenant accepts or rejects said determination. If Tenant objects to Landlord's determination, the parties shall confer and negotiate over the next sixty (60) days in an attempt to reconcile its differences over the Fair Market Value. If the parties are unable to resolve the dispute within sixty (60) days after Landlord's receipt of Tenant's objection, then Tenant shall have the right, at its discretion, to either rescind its notice of intention to renew this Lease or to implement the appraisal process hereinafter described. If Tenant elects to rescind its renewal notice, or if Tenant fails to give Landlord notice of its election to implement the appraisal process by the first day of the twelfth (12th) month precedinq the then Expiration Date, then in either case Tenant shall be deemed to have waived its right to renew pursuant to the terms of this Paragraph. If Tenant elects to implement the appraisal process, then Landlord and Tenant each agree to be bound by the Fair Market Value determined by said process. In the event Tenant has elected to implement the appraisal process, then each party, at their own expense, shall designate an MAI or SREA appraiser in the Morris County area who shall then determine and promptly report to both parties in writing the Fair Market Value of the Demised Premises. If, after receiving the appraisers' reports, the parties are unable to agree on the Fair Market Value, both parties shall jointly appoint a separate MAI or SREA appraiser who shall determine the Fair Market Value by selecting either Landlord's appraiser's Fair Market Value determination or Tenant's appraiser's Fair Market Value determination according to whichever of the two valuations is closer to the actual Fair Market Value in the opinion of such third appraiser. If Landlord's appraiser and Tenant's appraiser can not agree on the selection of the third appraiser, such selection shall be made by the Morris County Assignment Judge. The costs of such third appraiser shall be shared equally by Landlord and Tenant.

          (c) It shall be a condition of the exercise or the option set forth in this Paragraph 24, that at the time of the exercise of said option, Tenant shall not be in default under this Lease beyond applicable grace periods.


     25.  Landlord's Inability to Perform. This Lease and the obligation of
          -------------------------------
Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment or any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord; provided; however, that this Paragraph 25 shall not affect Tenant's right to an abatement of rent where such right is specifically provided in another paragraph of this Lease.



     26.  Condemnation.
          ------------

          (a) In the event that the whole or the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose or is transferred, under threat of condemnation, by Landlord to any party having the right of condemnation (any of such acts are referred to herein as "eminent domain"), this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title (hereinafter referred to as the "date of taking"), and Tenant shall have no claim against Landlord for, or make any claim for the value of, any unexpired term of this Lease, and the Fixed Rent and Additional Rent shall he apportioned as of such date.

          (b) In the event that any part of the Demised Premises shall be so condemned or taken, then this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and Additional Rent allocable to the part so taken shall be apportioned as of the date of taking, and Tenant shall have no claim against Landlord for, or make any claim for the value of, the portion of the unexpired Term of this Lease allocable to the part so taken, provided, however, that in such event either party may elect to cancel this Lease, provided that notice of termination is given to the other party not later than sixty (60) days after the date when title shall vest in the condemning authority. Upon the giving of such notice, this Lease shall terminate on the thirtieth (30th) day following the date of such notice and the Fixed Rent and Additional Rent shall be apportioned as of such termination date and Tenant shall have no claim against Landlord for, or make any claim for the value of, the unexpired Term of this Lease. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and Additional Rent shall be diminished by an amount representing the part of the Fixed Rent and Additional Rent properly applicable to the portion or portions of the Demised Premises which may be so condemned or taken and the parking spaces allocable to the Demised Premises shall be reduced proportionately. If, as a result of the partial taking (and this Lease continuing in force as to the part of the Demised Premises not so taken), any part of the Demised Premises not taken is damaged, Landlord agrees with reasonable promptness to commence the work necessary to restore the damaged portion to the condition existing immediately prior to the taking, and prosecute the same with reasonable diligence to its completion. In the event Landlord and Tenant are unable to agree as to the amount by which the Fixed Rent and Additional Rent shall be diminished, the matter shall be determined by a mutually acceptable third party. Pending such determination, Tenant shall pay to Landlord the Fixed Rent and Additional Rent as fixed by Landlord, subject to adjustment upon resolution of such dispute.

          (c) Nothing herein provided shall preclude Tenant from appearing, claiming, proving and receiving in the condemnation proceeding Tenant's reasonable and actual moving and relocation expenses and the value of trade fixtures provided such claim shall be separate from and shall not adversely affect Landlord's award.

          (d) Subject to the provisions of Paragraph 26(c), the entire award for any act of eminent domain shall be paid to Landlord, and, in the event of a partial taking, if this lease is not cancelled by either party pursuant to the provisions of this Paragraph 26, Landlord, at Landlord's own expense, shall restore the unaffected part of the Demised Premises to substantially the same condition and tenantability as existed prior to the taking. Until said unaffected portion is restored, Tenant shall be entitled to a proportionate abatement of Fixed Rent and Additional Rent of that portion of the Demised Premises which is being restored and is not usable until the completion of the restoration or until the said portion of the Demised Premises is used by Tenant, whichever occurs sooner. Said unaffected portion shall be restored within a reasonable time, provided, however, if Landlord is delayed by force majeure the time for completion shall be extended for a period equivalent to the delay. If such partial taking shall occur in the last year of the Term, either party, irrespective of the area of the space remaining, may elect to cancel this Lease and the term hereby granted, provided such party shall, within sixty (60) days after such taking, give notice to that effect, and upon the giving of such notice, the Fixed Rent and Additional Rent shall be apportioned and paid to the date of expiration of the term specified, which date shall be not more than thirty (30) days after the date of such notice, and this Lease and the term hereby granted shall cease, expire and come to an end upon the expiration of the period specified in said notice. If either party shall so elect to end this Lease and the term hereby granted, Landlord need not restore any part of the Demised Premises and the entire award for partial condemnation shall be paid to Landlord, and Tenant shall have no claim to any part thereof.

     27.  Assignment and Subletting.
          -------------------------

          (a) In the event that Tenant desires to assign this Lease or sublease the Demised Premises or any portion thereof to any other party, notice of such desire shall be given to Landlord in writing at least sixty (60) days prior to
the proposed effective date of any such assignment or sublease.   Such notice
shall include, in the case of a sublease, the area of the Demised Premises to be sublet and the proposed term of such sublease. Landlord shall have the option, exercisable within thirty (30) days of Landlord's receipt of Tenant's notice of intent, to recapture this Lease, in the case of an assignment, or, in the case of a sublease, to recapture the space intended to be sublet, if the gross floor area of the space to be sublet exceeds (in the aggregate including all prior subleases) thirty percent (30%) of the gross floor area of the Demised Premises, such recapture to occur as of the proposed effective date set forth in Tenant's notice. In such event, Tenant shall be fully released from any and all obligations hereunder with respect to the Demised Premises, in the case of an assignment, or with respect to the space to have been sublet, in the case of a sublease. Any sale or other transfer, whether voluntary or involuntary, by operation of law or otherwise (including, without limitation, by consolidation, merger or reorganization), of a majority of the voting stock of Tenant, if Tenant is a corporation, or a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an assignment for purposes of this Paragraph 27 whether such transfer is accomplished in one transaction or a series of transactions; provided, however, that the initial public stock offering by Tenant or a successor entity and subsequent sales of stock sold on a nationally recognized exchange shall not constitute an assignment for purposes of this Paragraph 27.

          (b) In the event that Landlord elects not to recapture the Demised Premises or the portion thereof to be sublet as hereinabove provided, whichever the case may be, Tenant may nevertheless assign this Lease or sublet the whole or any portion of the Demised Premises, subject to the Landlord's prior written consent, which consent shall not be unreasonably withheld and shall be granted or denied within fifteen (15) days of receiving Tenant's request therefor identifying the name and address of the proposed assignee or sublessee. Landlord's failure to respond within said fifteen (15) day time period shall be deemed to constitute consent. Any approval of such request shall be subject to the consent of any mortgagee or ground lessor, which consent shall also be granted or withheld within said fifteen (15) day period, and shall be subject to the following terms and conditions:

              (1) The assignee shall assume, by written instrument, all of the obligations of this Lease, and the sublessee shall agree, by written instrument, to be subject to all of the obligations of this Lease (but only to the extent applicable to the space sublet and for the term of the sublease), and a copy of such agreement shall be furnished to Landlord within ten (10) days of its execution.

              (2) Tenant and each assignee shall be and remain liable for the observance of all of the covenants and provisions of this Lease including, but not limited to, the payment of Fixed Rent, Additional Rent and other charges due hereunder through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

              (3) Tenant shall promptly pay to Landlord fifty percent (50%) of any consideration other than rent received for or in connection with any assignment or sublease, however denominated (excluding the proceeds of the sale of Tenant's personal property and trade fixtures at a price not in excess of depreciated book value), and fifty percent (50%) of all of the rent, as and when received, in excess of the rent required to be paid by Tenant for the area assigned or sublet.

              (4) In any event, the acceptance by Landlord of any rent from any of the subtenants or the failure of Landlord to insist upon the strict performance of any of the terms, conditions and covenants herein from any assignee or subtenant shall not release Tenant herein, from any and all of the obligations herein during and for the entire term of this Lease.

              (5) The assignment or sublease shall provide that there shall be no further assignments and/or subletting without Landlord's consent in accordance with the provisions of this Paragraph 27.

          (c) Tenant shall pay the actual reasonable legal costs incurred by Landlord, up to a maximum of Seven Hundred Fifty Dollars ($750) per request, to cover its handling charges for each request for consent to any assignment or sublet which is subsequently approved by Landlord, such payment to be made within ten (10) days of Landlord's notice of approval. Tenant acknowledges that its sole remedy with respect to any assertion that Landlord's failure to consent to any assignment or sublet is unreasonable shall be the remedy of specific performance and Tenant shall have no other claim or cause of action against Landlord as a result of Landlord's actions in refusing to consent thereto.

          (d) Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of this Paragraph 27, except subsection (b)(2) which shall be applicable, shall have the right at any time and from time to time, to assign this Lease or sublet all or a portion of the Demised Premises to, or allow the Demised Premises to be otherwise occupied by (i) any parent, subsidiary, affiliate, group, or division of Tenant, or to any purchaser of all or substantially all of Tenant's assets, or to any entity which acquires all or substantially all of the outstanding capital stock of Tenant; or (ii) any entity arising from Tenant being restructured as a publicly held company; or (iii) any entity arising as a result of a leveraged buyout, including any subsequent sales of stock to the public or otherwise, as applicable.

     28.  Environmental Laws.
          ------------------

          (a) Tenant agrees to comply with all environmental laws, rules and regulations, including, but not limited to, the Environmental Cleanup Responsibility Act (N.J.S.A. 13:lK-6, et seg.) ("ECRA") applicable to the
                                      -- ---
Demised Premises or to the Tenant's use or occupancy thereof. Tenant represents to Landlord that Tenant's Standard Industrial Classification (SIC) Number is 2834. Tenant represents that its contemplated use of the Demised Premises is consistent with those uses identified in N.J.A.C. 7:26B-l.8(a)2 and should thereby qualify for the administrative office exemption from ECRA contained in said regulation. Tenant shall not conduct any operations at the Demised Premises that shall cause the Building or the Demised Premises to be deemed an "industrial establishment" as presently defined in ECRA, or, in the alternative, shall conduct its operations so as to continue to qualify for an exemption therefrom.

          (b) Tenant hereby agrees to execute such documents Landlord reasonably deems necessary and to cooperate in the making of such applications as Landlord reasonably requires to assure compliance with ECRA. Tenant shall bear all costs and expenses incurred by Landlord associated with any required ECRA compliance resulting from Tenant's use of the Demised Premises, including, but not limited to, state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses; provided, however, that Tenant shall have no responsibility for any such costs and expenses arising from (i) conditions at the Demised Premises or on the Land existing prior to the Commencement Date, (ii) the affirmative act or negligent omission of Landlord, or Landlord's agents or employees, or (iii) the construction of the Building or the Demised

Premises by Landlord and the nature of the materials employed by Landlord with respect thereto. In addition, Landlord shall be responsible for the cost of obtaining a Letter of Non-Applicability under ECRA if the triggering event is the sale or refinancing of the Building by Landlord, or any change in the ownership or control of Landlord, or any other trigger resulting solely from the actions of Landlord. As used in this Lease, ECRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive the sale, lease or assignment of the Demised Premises by Landlord. Tenant shall promptly provide Landlord with copies of all material correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance at the Demised Premises and the New Jersey Department of Environmental Protection and Energy's ("NJDEPE") requirements under ECRA as they are issued or received by the Tenant.

          (c) Neither party hereto shall be permitted to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise allow to be present on or about the Demised Premises, any Hazardous Substances with the sole exception of those Hazardous Substances typically used in operating, cleaning or maintaining a business office in quantities consistent with such use. As used herein, "Hazardous Substance" shall be defined as any "hazardous chemical", "hazardous substance", "hazardous waste", or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), ECRA, the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:l0-23.llb, et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection.

          (d) Tenant agrees to indemnify and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorneys' fees) which may be incurred by Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of this Paragraph 28, which indemnification shall survive the expiration or sooner termination of this Lease.

          (e) Landlord represents that it has no knowledge of the storage or disposal of Hazardous Substances anywhere on the Complex Land or any of the Improvements thereon (i) except in compliance with all applicable federal, state and local environmental laws, (ii) of a nature as would expose Tenant to any claims or liabilities as a result of its use and occupancy of the Demised Premises, or (iii) which would materially impair Tenant's use and occupancy of the Demised Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorneys' fees) which may be incurred by Tenant as a result of (i) the existence of Hazardous Substances in the Building or on the Land prior to the Commencement Date, or
(ii) the handling, storage or disposal of Hazardous Substances by Landlord or Landlord's agents or employees in violation of any applicable federal, state or local environmental laws.


     29.  Parties Bound.
          -------------

          (a) The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to except that no violation of the provisions of Paragraph 7(c) hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Paragraph 29 shall not be construed as modifying the conditions contained in Paragraph 13 hereof.

          (b) Tenant acknowledges and agrees that if Landlord shall be an individual, joint venture, tenancy-in-common, firm, or partnership, general or limited, there shall be no personal liability on such individual or on the members of such joint venture, tenancy-in-common, firm or partnership in respect of any of the covenants or conditions of this Lease; rather, Tenant agrees to look solely to Landlord's estate and property in the Building (or the proceeds thereof) for the satisfaction of Tenant's remedies arising out of or related to this Lease.

          (c) The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Demised Premises (or the owner of a lease of the Demised Premises) so that in the event of any sale or sales of the Land, the Building, or the Demised Premises or of said lease, or in the event of a lease of the Land, the Building or of the Demised Premises, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors-in-interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Land, Building or of the Demised Premises, that the purchaser or the lessee of the same has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.


     30.  Miscellaneous.
          -------------

          (a) This Lease contains the entire contract between the parties. No representative, agent or employee of Landlord has been authorized to make any representations or promises with reference to the leasing of the Demised Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals, or extensions hereof, shall be binding unless reduced to writing and signed by Landlord and Tenant.

          (b) The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein but such other clauses or provisions shall remain in full force and effect.

          (c) The paragraph headings in this Lease are for convenience only and are not to be considered in construing the same.

          (d) If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided that (i) such modifications do not in any significant manner increase the obligations of Tenant hereunder, or affect the leasehold interest created hereby, or impair the conduct of Tenant's business operations at the Demised Premises or materially diminish Landlord's responsibilities hereunder; and (ii) such modifications do not affect the Term, rent, renewal or expansion rights, or work letter allowances afforded to Tenant hereunder.

          (e) This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

          (f) The parties agree that any litigation arising out of this Lease shall be venued in the Superior Court of New

Jersey. Each party waives trial by jury in any action or proceeding arising out of this Lease.

          (g) Tenant shall not allow the Demised Premises to be encumbered by a mechanic's lien. If any mechanic's or material-man's lien is filed against the Demised Premises, the Building or the Land as a result of any additions, alterations, repairs, installations, improvements or any other work or act of Tenant, Landlord shall notify Tenant of same and Tenant shall discharge or bond same within fifteen (15) days from the date Tenant is notified of the filing of the lien. If Tenant shall fail to discharge or bond the lien, Landlord may bond or pay lien or claim for the account of Tenant without inquiring into the validity of the lien or claim and Tenant shall reimburse Landlord upon demand.

          (h) Each party represents to the other that the undersigned officer(s) have been duly authorized to enter into this Lease and that the execution and consummation of this Lease does not and shall not violate any provision of any by-laws, certificate of incorporation, agreement, order, judgment, governmental regulation or any other obligations to which the parties are subject. Upon execution hereof, Tenant shall deliver a Secretary's certificate evidencing its authority to execute this Lease.

          (i) Landlord represents that it is the owner in fee, simple of the Land and the Building and that the title thereto is not subject to any covenant, restriction or other encumbrance which would preclude the use and occupancy of the Demised Premises by Tenant for the Permitted Use.

          (j) Whenever Landlord's consent or approval is required under this Lease, Landlord agrees that such consent shall not be unreasonably withheld or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond this applicable grace period provided herein. This subparagraph (j) shall not apply to any provision in this Lease which expressly permits Landlord to arbitrarily withhold its consent or approval.

     31.  Hold Over Tenancy.  If Tenant shall hold over after the expiration of
          -----------------
the term of this Lease or any extensions hereof, Tenant shall be deemed to be occupying the Demised. Premises as a tenant from month-to-month, which tenancy may be terminated as provided by New Jersey state law. Tenant acknowledges that holding over beyond the term of this Lease may cause Landlord damages that are impossible to estimate or quantify for purposes of this Lease. Therefore, during such tenancy, Landlord and Tenant agree that Tenant shall pay to Landlord one-hundred fifty percent (150%) of the Fixed Monthly Rent in effect on the Expiration Date plus all other sums due hereunder, making such payment in accordance with this Lease. Tenant shall be otherwise bound by all of the terms, covenants and conditions contained in this Lease.

     32.  Tenant's Expansion Options.
          --------------------------

          (a) Tenant is hereby granted the option to lease an additional six thousand (6,000) square feet of gross rentable area of office space located on the third floor of the Building and currently occupied by Gale & Wentworth, Inc., which area is identified as Option Space A on the floor plan attached hereto as Exhibit F, subject to reasonable adjustments in the configuration of the space as may in the future be agreed upon by the parties, ("Option Space A") at any time between the second and fourth anniversaries of the Commencement Date. In the event that Tenant desires to lease Option Space A, it must give notice in writing to Landlord of Tenant's intention to lease Option Space A no earlier than the eighteen (18) month anniversary of the Commencement Date and no later than the forty-two (42) month anniversary of the

Commencement Date. Such notice shall fix a date for the commencement of the lease of Option Space A which shall be six (6) months after the date of such notice. Failure of Tenant to provide Landlord with such notice shall be deemed to be a termination of Tenant's right to lease Option Space A pursuant to the terms and provisions of this Paragraph 32(a). If said option is exercised, all of the terms and conditions of this Lease shall remain in effect for Option Space A except that: (i) the annual and monthly Fixed Rent shall be increased based upon the increase in the gross floor area of the Demised Premises resulting from the addition of Option Space A; (ii) Landlord shall provide a period of rent abatement equal to nine (9) months Fixed Rent (as to Option Space A only) multiplied by a fraction the numerator of which is the number of years remaining in the Term on the date on which the lease of Option Space A commences and the denominator of which is the number twelve (12); and (iii) Landlord shall provide a construction allowance equal to Thirty-one Dollars ($31) per square foot of office space in Option Space A if Tenant's notice is given between the eighteen (18) month and thirty (30) month anniversaries of the Commencement Date and Twenty-nine Dollars ($29) per square foot of office space in Option Space A if such notice is given on or after the thirty (30) month anniversary of the Commencement Date. At such time as the commencement date for Option Space A begins, Landlord and Tenant shall enter into a separate amendment to this Lease appropriately incorporating Option Space A into this Lease, including, without limitation, a recomputation of Tenant's Proportionate Share.

     (b) At any time after November 30, 1995, contingent upon the release or termination of the expansion rights of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Tenant shall be granted the option to lease an additional five thousand (5,000) square feet of gross rentable area of office space located on the third floor of the Building, which area is identified as Option Space B on the floor plan attached hereto as Exhibit G ("Option Space B"). In the event the Tenant desires to lease Option Space B, it must give notice in writing to Landlord of Tenant's intention to lease Option Space B after November 30, 1995. Such notice shall fix a date for the commencement of the lease of Option Space B which shall be six (6) months after the date of such notice. Failure of Tenant to provide Landlord with such notice during the Term shall be deemed to be a termination of Tenant's right to lease Option Space B pursuant to the terms and provisions of this Paragraph 32(b). If said option is exercised, all of the terms and conditions of this Lease shall remain in effect for Option Space B except that: (i) the annual and monthly Fixed Rent shall be increased based upon the increase in the gross floor area of the Demised Premises resulting from the addition of Option Space B; (ii) Landlord provide a period of rent abatement equal to nine (9) months Fixed Rent (as to Option Space B only) multiplied by a fraction the numerator of which is the number of years remaining in the Term on the date on which the lease of Option Space A commences and the denominator of which is the number twelve (12); and (iii) Landlord shall not be required to provide the same per square foot rate construction allowance as set forth herein but shall provide instead a work letter allowance of Thirty-one Dollars ($31.00) per square foot of office space in Option Space B multiplied by a fraction the numerator of which is the number of years remaining in the Term on the date on which the lease of Option Space B commences and the denominator of which is the number twelve (12). At such time as the commencement date for Option Space B begins, Landlord and Tenant shall enter into a separate amendment to this Lease appropriately incorporating Option Space B into this Lease, including, without limitation, a recomputation of Tenant's Proportionate Share.

     (c) It shall be a condition of Tenant's right to exercise the options set forth in Paragraphs 32(a) and 32(b) that at the time of the exercise of said option that Tenant shall not be in default under this Lease beyond any applicable grace period.

     33.  Right of First Offer.
          --------------------

          (a) If at any time during the Term (exclusive of any Renewal Term), Landlord decides to lease space on the third floor of the Building ("Third Floor Offer Space"), then Landlord shall, before deciding to so lease the space, provide written notice to Tenant enclosing an offer of the terms and conditions upon which Landlord would be willing to lease the Third Floor Offer Space, which notice shall be accompanied by a floor plan of the Third Floor Offer Space. The fixed rent specified in such notice shall be the greater of (i) the prevailing fixed rent then being offered to tenants leasing similar space in the Building, or (ii) the Fixed Rent payable by Tenant hereunder on the date of the notice. Tenant shall then have a period of ten (10) days after receipt of the notice containing the offer within which to accept such offer in writing, by notice given in accordance with Paragraph 18 of this Lease, upon the terms and conditions specified therein. In the event Tenant shall accept Landlord's offer, then Landlord and Tenant shall enter into an amendment to this Lease upon the terms and conditions specified in Landlord's notice to Tenant. In the event Tenant shall fail to respond to Landlord during such ten (10) day period, then Landlord shall thereafter be free to lease the First Offer Space to any third party.

          (b) If at any time during the Term, including any Renewal Term, any storage space located in the lower level of the Building becomes available, Landlord shall, prior to leasing such available storage space, provide written notice to Tenant enclosing an offer of the terms and conditions upon which Landlord would be willing to lease the storage space. Tenant shall then have a period of ten (10) days after receipt of the notice containing the offer within which to accept such offer in writing, by notice given in accordance with Paragraph 18 of this Lease, upon the terms and conditions specified herein. In the event that Tenant accepts Landlord's offer, then Landlord and Tenant shall enter into an amendment of this Lease incorporating the storage space on the terms and conditions specified in Landlord's notice to Tenant. In the event that Tenant fails to respond to Landlord during such ten (10) day period, then Landlord shall thereafter be free to lease the storage space to any third party.

          (c) It shall be a condition of Tenant's right to exercise its right of first offer for the Third Floor Offer Space or the storage space as set forth in this Paragraph 33, that, at the time of such exercise Tenant shall not be in default under this Lease beyond the expiration of any applicable grace period.


     34.  Satellite Dish Antenna.  Tenant shall have the right, at its sole
          ----------------------
cost and expense, to install and maintain on the Building's roof the equipment and satellite dish antenna (or similar transmitting device) required for Tenant's communications and data transmission network (the "Antenna"). Tenant shall be solely responsible for obtaining, with Landlord's reasonable cooperation, if necessary (but at no cost to Landlord), any and all governmental approvals and permits, including, without limitation, any FCC permit and any amendment of the Building's site plan approval, which may be required in connection with the installation and use of the Antenna. The Antenna shall be located in an area mutually acceptable to both Tenant and Landlord. Landlord shall have the right to relocate the Antenna, at its sole cost and expense, at any time and from time to time during the Term, provided such relocation does not unreasonably interfere with Tenant's business at the Demised Premises and further provided that Landlord shall provide Tenant with reasonable prior notice of said relocation and Landlord shall cooperate with Tenant in effectuating said relocation. Tenant shall not have the exclusive right to use the Building roof for its Antenna, but rather, shall be subject to the right of Landlord to use the roof or to permit other tenants of the Building to use the roof for their needs. In the event that Land-lord permits any other tenant to use the roof for equipment similar to the Antenna, such other tenant's use shall not unreasonably interfere with Tenant's Antenna. Tenant shall not be permitted to terminate this Lease or be entitled to a reduction or abatement of the rent due and payable under this Lease in the event that Tenant is unable to obtain the necessary permits and approvals to install the Antenna or if conditions beyond Landlord's control interfere with Tenant's use of the Antenna. Tenant shall be permitted access to the Building roof and to the risers and conduits within the Building for purposes of installing and maintaining the Antenna, which access shall not unreasonably interfere with any other tenant's use and enjoyment of the Building. Tenant shall pay the cost of any Building modifications or improvements required to accommodate the Antenna. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, damages, liabilities, costs and expenses (including without limitation attorneys fees and litigation costs) arising out of Tenant's construction, installation, replacement, maintenance and general use of the Antenna. Tenant acknowledges that Landlord has made no representations or warranties to Tenant that the Antenna is permitted under applicable zoning ordinances. Tenant shall comply with any such ordinances, at its sole cost and expense. Tenant's use of the roof space shall not require a separate or additional rent payment by Tenant.

     35.  Cafeteria.  The Landlord covenants that so long as Tenant or an
          ---------
affiliate of Tenant, including the entities described in subparagraph 27(d) hereof, is in occupancy of the Demised Premises Landlord shall maintain a cafeteria open to the general public in the Building at all times during the Term; provided, however, that Landlord shall not be considered to be in breach of this covenant in the event that said cafeteria closes for a brief period of time, not to exceed ninety (90) days, while Landlord is obtaining a new operator for said cafeteria, or for a brief period of time, not to exceed one hundred twenty (120) days, while said facility is being repaired or restored after damage resulting from a casualty.


     36.  Utility Rebates.  In the event that any of the heating, ventilating,
          ---------------
or air conditioning equipment, or any other energy systems installed in the Demised Premises, entitle the purchaser thereof to any rebate of the cost of purchase, Landlord shall assign to Tenant all of its interest in such rebate. Landlord shall cooperate with Tenant at no expense to Landlord to enable Tenant to process any necessary applications for such rebates by signing or endorsing any such applications after the same have been prepared or compiled by Tenant.

     IN WITNESS WHEREOF Landlord and Tenant have caused this Lease to be executed as of the date first above written.

                                       LANDLORD:
                                       --------

                                       SAMMIS MORRISTOWN ASSOCIATES, a
                                       California general partnership
                                       By: Gale & Wentworth, Inc.
                                       authorized management agent
ATTEST:

/s/ [SIGNATURE APPEARS HERE]           By:/s/ [SIGNATURE APPEARS HERE]
-------------------------------           -----------------------------------
                                          Name:
                                          Title:

                                       TENANT:

                                       SCHEIN PHARMACEUTICAL, INC., a
                                       New York corporation

ATTEST:

/s/ Paul Feuerman                      By: /s/ Oliver Esman
-------------------------------           -----------------------------------
Paul Feuerman                             Name : Oliver Esman
Vice President and General Counsel        Title: Vice President, Human Resources

                                  EXHIBIT "A"
                                  -----------

                                  FLOOR PLAN
                                  ----------

                         PARK AVENUE AT MORRIS COUNTY
                             PHASE 1 - THIRD FLOOR


                           [FLOOR PLAN APPEARS HERE]

                                 EXHIBIT "A"-1"
                                ---------------

                             SITE PLAN OF BUILDING
                             ---------------------


                           [SITE PLAN APPEARS HERE]


                         PARK AVENUE AT MORRIS COUNTY
                               MASTER SITE PLAN

                                   EXHIBIT B
                                   ---------

                              WORK LETTER TO LEASE

                                    Between
                          Sammis Morristown Associates
                                      and
                          Schein Pharmaceutical, Inc.


     Section 1.1. The provisions of this Exhibit shall have the same force and effect as if this Exhibit were a numbered Article of the Lease.

     Section 2.1. (a) Landlord and Tenant have approved and do hereby incorporate by reference herein as Exhibit B-1 work letter specifications and preliminary plans for the construction of the Demised Premises (the "Preliminary Plans"). The parties acknowledge that the Preliminary Plans were prepared based upon a Demised Premises of 38,180 square feet of gross floor area of office space. In finalizing the Preliminary Plans, the gross floor area of the Demised Premises will be increased to 40,899 square feet and, as a result, the quantities and allowances set forth in Exhibit B-1 shall be increased by 7.12% (except for those expressed as an amount per square foot). Subject to the provisions of this, Lease, Landlord agrees, to construct the Demised Premises in accordance with the Final Plans (as hereinafter defined) finalized from the Preliminary Plans, which construction shall be completed in a good and workmanlike manner and in compliance with all applicable laws and regulations. The work, fixtures, equipment and other improvements depicted on the Final Plans are referred to in this Lease as the "Tenant Improvements". Tenant shall pay to Landlord the sum of One Hundred Seven Thousand Dollars ($107,000) toward the cost of constructing the Tenant Improvements ("Tenant's Construction Cost"); otherwise, Landlord shall complete the construction at Landlord's sole cost and expense. Tenant's Construction Cost shall be paid to Landlord on the sooner of
(i) the date on which Tenant takes occupancy of the Demised Premises or (ii) the date which is five (5) days of the issuance of a temporary or permanent Certificate of Occupancy for the Demised Premises.

                  (b) Landlord shall pay the cost of preparing the Preliminary Plans and the Final Plans up to a maximum of Four Dollars and Fifty Cents ($4.50) per useable square foot as provided in Exhibit B-1. Any revisions to the Final Plans shall be at Tenant's sole cost and expense thereto.

     Section 3.1. (a) In order to finalize the Preliminary Plans or in the event that Tenant desires any change in the Preliminary Plans before finalization, Tenant shall submit to Landlord, proposed final plans setting forth the finalization of the Preliminary Plans, including any proposed finalization by April 12, 1993. Within two (2) business days after receipt of any proposed change to the Preliminary Plans, Landlord shall approve or reject same and if rejecting same shall state the reasons for such rejection. Landlord agrees not to unreasonably withhold its approval to any changes or to the proposed final plans. If the proposed final plans included any changes from the Preliminary Plans, upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of the charge to Tenant arising therefrom (which charge shall be determined after deducting any savings attributable to said change and which charge shall be paid by Tenant to Landlord within ten (10) days after the issuance of a temporary or permanent certificate of occupancy for the Demised Premises). In the event of a rejection by Landlord of any proposed final plans, Tenant may make changes to the proposed final plans and resubmit them pursuant hereto. Upon receiving Landlord's approval to any proposed final plans, such plans shall become the Final Plans (the "Final Plans") hereunder. No plans submitted to Landlord shall be considered to be Final Plans unless they are submitted to Landlord signed and sealed and in proper and sufficient form for Landlord to obtain all necessary permits and approvals to construct the Demised Premises in accordance with such Final Plans. Any delay in the completion of the Demised Premises caused by the Final Plans being delivered to Landlord, fully approved and in the proper form as set forth herein, later than May 5, 1993 shall be a Tenant Delay (as hereinafter defined).

          (b) In the event that Tenant desires any change in the Final Plans, Tenant shall submit to Landlord revised final plans setting forth the proposed change and instructing Landlord whether to cease work or cease any segment of work while the change is approved (in which case the delay shall be a Tenant Delay as hereinafter defined) or whether Landlord should continue constructing the Demised Premises in accordance with the Final Plans notwithstanding the proposed change thereto. In the event that no such instructions are given, Landlord shall continue constructing the Demised Premises in accordance with the Final Plans without regard to the proposed changes thereto. Within two (2) business days after receipt of any proposed change in the Final Plans from Tenant, Landlord shall approve or reject same and, if rejecting same, shall state the reasons for such rejection. Landlord agrees not to unreasonably withhold its approval to any such change. If Landlord has stopped work, or some segment thereof, at Tenant's request, Landlord shall resume work, or some segment thereof, at Tenant's written instructions from Tenant authorizing the recommencement of such work. Upon the granting of any approval, Landlord shall notify Tenant of the amount, if any, of the charge to Tenant arising therefrom (which charge shall be determined after deducting any savings attributable to said change and which charge shall be paid by Tenant to Landlord within thirty
(30) days after the issuance of a temporary or permanent certificate of occupancy for the Demised Premises) and Landlord's estimate of the delay in completion that will be caused by such proposed revision to the Final Plans. In the event of a rejection by Landlord of a proposed revision, Tenant may make changes to the proposed revision and resubmit it pursuant hereto. Upon receiving Landlord's approval to any revision, Tenant shall, as soon thereafter as practicable, but in no event in excess of two (2) business days, and understanding that any delay in responding may cause delays in completion substantially greater than the estimate given by landlord, authorize the work that Tenant desires by approving in writing the work and the cost thereof, and submitting to Landlord signed and sealed revised final plans sufficient for Landlord to obtain all necessary permits and approvals to construct the Demised Premises in accordance with such revised final plans. Upon the submission of such revised final plans, such revised final plans shall become the Final Plans hereunder. Any delay in completion caused by the revision to the Final Plans, whether greater or less than Landlord's estimate, shall be a Tenant Delay (as hereinafter defined).

          (c) Any reduction in the cost of constructing the Tenant Improvements resulting from changes to the Preliminary or Final Plans shall result in a dollar for dollar reduction in Tenant's Construction Cost; provided, however, that in no event shall Landlord be required to rebate any funds to Tenant due to cost reductions in excess of Tenant's Construction Cost.

     Section 3.2. If (a) a delay shall occur in the completion of the Demised Premises in accordance with the Final Plans or any revised Final Plans by the Landlord as the result of any act of or by Tenant or any of its employees, agents or contractors which materially interferes with the completion of the Tenant Improvements, including, without limitation, (i) any delay in delivering the Final Plans to Landlord in the form and on the date required by Section 3.1(a) hereof, (ii) any direction by Tenant that the Landlord delay proceeding with the work or any segment of the work in anticipation of a possible revision to the Final Plans by Tenant or for any other reason, (iii) any revision to the Final

Plans authorized by Tenant, or (iv) any additional time required for the completion by Landlord of its work because of the inclusion therein at Tenant's request of any item of work not included in the Final Plans, or (v) any other act or omission of Tenant, its agents, employees or contractors (any of such events being a "Tenant Delay"), then (b) the Commencement Date shall (even though no Certificate of Occupancy has been issued or the Demised Premises has not been completed) be deemed to be one day earlier than provided for in Paragraph 4(b) of the Lease for each day of such Tenant Delay. Landlord shall notify Tenant of any event or occurrence which constitutes a Tenant Delay within five (5) days of such event or occurrence. If Landlord fails to give such notice, Landlord shall be deemed to have waived such Tenant Delay for the period prior to the date which is five (5) days prior to the giving of such notice. The extent of any Tenant Delay shall be determined in the following manner: Landlord shall notify Tenant of a Tenant Delay and the estimated length of the Tenant Delay involved as soon as practicable after the information necessary to estimate such Tenant Delay is available (which notice shall include the basis for the Landlord's estimate) and, as Landlord obtains the information to calculate the actual Tenant Delay, Landlord shall so notify Tenant, providing it with the basis used in calculating such Tenant Delay. In the event of a dispute concerning the length of any Tenant Delay, Landlord's calculation shall be used and the Commencement Date shall occur in accordance therewith, provided, however, that Tenant shall retain its right to challenge Landlord's calculation of the length of the Tenant Delay, and such dispute shall be submitted to arbitration by the American Arbitration Association or such other arbitrator as may be selected by mutual agreement of the parties, such arbitration to be conducted in accordance with the rules of the American Arbitration Association pertaining to commercial arbitration.

                                  EXHIBIT B-1


                  WORK LETTER FOR SCHEIN PHARMACEUTICAL, INC.

                          Park Avenue at Morris County
                                  Third Floor
                                100 Campus Drive
                            Florham Park, New Jersey
                                 March 3, 1993


This work letter is based on a plan prepared by Interior Space Specialists, Inc., titled, Feasibility Study, and dated January 20, 1993. The specifications for the construction are as follows:


1.   General Conditions
     ------------------

     a. An allowance of $4.50 per s.f. for the preparation of the architectural, structural and engineering construction documents is included.

     b.  The cost of obtaining building permits is included.

     c.  The cost of clean up and rubbish removal is included, as required.

2. An allowance of $10,000 for the furnishing and installation of additional structural steel for the central file room is included. Engineer fees are included in #la above.

3.   Carpentry
     ---------

     a.  All furniture and work stations to be supplied and installed by tenant.

     b. Thirty-six (36) l.f. of base and wall cabinetry is included in the lunch room and pantries. All exposed surfaces will be plastic laminate with interior shelving to be constructed of melamine.

     c. Closet interiors to consist of melamine shelving above a single closet pole.

     d. Four 12' long x 8' high mahogany veneer wood base cabinets with bookshelves above are included.

4.   Doors and Hardware
     ------------------

     a.  The double entrance doors are to each be 3' x 9' Herculite glass doors.

Schein Pharmaceuticals Workletter
February 19, 1993
Page 2

     b. Swing doors in the interior space will be 3'0" x 8'10" x 1 3/4" plain sliced, solid core oak veneer doors stained to match tenant's selection. Interior door frames shall be knock down hollow metal, factory primed, field finished and field painted.

     c. Closet sliding doors to be 2'-0" or 2'-6" wide as shown on plans. These doors will also be 8'-10" high and be solid core oak veneer.

     d. Door hardware to be Sergeant 10 line lever latch sets. Each door will have two (2) pair of hinges finished in building standard polished brass. Sergeant 8100 Series mortise locksets and closures will be installed on the doors exiting from the tenant space to the corridor.


5.   Finishes
     --------

     a. Proposed partitions within tenant space will extend from floor to underside of ceiling. Partitions to be constructed of 3 5/8" studs 24" on center with one (1) layer of 5/8" gypsum board each side, taped and spackled. Insulation will be installed in the partitions surrounding the conference rooms, training room, copy rooms, and all perimeter offices. The offices along column line "h" partitions shall extend from the floor to the underside of structure above and be insulated with full thick acoustical insulation top to bottom.

     b. A 2' wide x 9' high x 3/8" thick sidelight to be provided at the 5 executive offices along column line "h". This opening will be sheetrock framed on two sides with a glazing channel on the floor and a flush channel at the ceiling. All other offices to have 9'-0" high by full width glass fronts.

     c. Ceilings will be 2' x 2' x 3/4" Neo-Step Cirrus tile. The tiles shall be installed in a 9/16" super-fine exposed white ceiling grid system. Ceiling height to be nominal 9'-0".

     d. Kentile or Armstrong vinyl composition tile will be installed in the following areas: lunch rooms, storage and copy rooms. A 4" high vinyl cove base in standard colors will be installed throughout the space.

     e. An allowance of $18.00 per s.y. for labor and material is included for furnishing and installation of carpet and under padding.

Schein Pharmaceuticals Workletter
February 19, 1993
Page 3

     f. Vinyl wall covering will be installed in all exterior perimeter offices, the reception area, conference rooms and all public areas. This wall covering is included at an allowance of $2.00 per s.f. for labor and material. The remaining areas shall be painted with two (2) coats of flat latex paint. Colors shall be selected from Landlord's standard Conlux color chart, one (1) color per room. Dark colors, other than flat latex and accent colors will be considered as an extra.

     g. An allowance of $25.00 per s.f. for labor and material necessary to provide granite flooring and 4" base from the elevator lobby through the reception area, between columns H' and G'.

6.   Specialty Items
     ---------------

     a. Building standard horizontal mini-blinds will be provided and installed by Landlord, on exterior perimeter offices only.

     b. Two (2) 17' x 9'-0" Modernfold Spacesetter Model #202 folding partitions, 35 STC rated, to be provided at the conference rooms near the training room.


7.   Mechanical
     ----------

     a.  Plumbing

         1. Each lunch room and pantry will have one (1) stainless steel sink installed in the cabinetry, with a 6 gallon hot water heater installed above the hung ceiling.

         2. The cost to furnish and install the following General Electric appliances with roughing and hookups is included:

                    3  TBXl8QP Refrigerators with ice makers
                    1  G5D570  Dishwasher


     b.  Fire Sprinkler

         1. The fire sprinkler system that exists in the building will be modified and heads will be added and relocated as required to meet code. All sprinkler heads will be centered in the tile.

Schein Pharmaceuticals Workletter
February 19, 1993
Page 4

         2. A fire alarm system exists in the building and will remain as is. Additional horn/strobes to be provided as required.


     c.  Heating, Ventilating and Air Conditioning

         1. Furnish and install a complete year-round heating, ventilating and air conditioning system to provide interior conditions of 78 degrees Fahrenheit when outside conditions are 95 degrees Fahrenheit, and 68 degrees Fahrenheit when outside temperatures are 0 degrees Fahrenheit. The air conditioning system shall provide not less than 15 cubic feet of outside air permanent per occupant provided that in any given room or area of tenant's demised premise the occupancy does not exceed one (1) person per 150 square feet of useable area and total electric load does not exceed 4.0 watts per square foot for tenant lighting and power.

         2. The existing distribution system to be utilized, with building standard VAV boxes with DDC controls to be provided based upon the following criteria:

                         a.  1 VAV per exterior office
                         b.  1 VAV per 4 interior offices
                         c.  1 VAV per 1,200 s.f. interior open space
                         d.  1 VAV per conference room
                         e.  3 VAV's in the training room
                         f.  1 VAV each in the copy room and equipment room

         3. One (1) air cooled 2 ton Liebert Mini-mate to be provided for the equipment room.

         4. One (1) Plenum exhaust fan provided for each conference room and the lunch room.

         5.    Two (2) Honeywell F57B electronic air cleaners to be provided.

         6.    All medium pressure duct to be wrapped with 1 1/2" insulation.

         7.    All low pressure duct to be lined with 1/2" insulation.

         8.    2' maximum flexible duct to be used for each diffuser.

Schein Pharmaceuticals Workletter
February 19, 1993
Page 5

         9. Louver face diffusers and perforated face returns to be provided throughout. Color to be as selected by tenant's architect.


8.  Electrical
    ----------

    a. Service - The usage of tenant power for lighting and receptacles is to be metered through the use of a Westinghouse Digital Demand Meter. The distribution of power is based on using a 225 AMP Buss plug; 42 circuit 277/480 volt panel, a 75 AMP transformer, and (2) 42 circuit 110 V panels.

    b. Lighting - We will furnish and install one (1) 2' x 4' recessed fluorescent unit containing three (3) 40 watt rapid start lamps with silver parabolic deep louvers for every 80 square feet of net rentable area.

    c. As there is no electrical plan at this time, we have made assumptions and included the following quantities of electrical items:

          1. Fifty (50) 150 watt incandescent downlights for use in the conference and reception areas.

          2. One hundred thirty (130) duplex receptacles with maximum of (8) per circuit.

          3.   Eighty (80) isolated ground receptacles and feeds, with maximum
               (5) per circuit.

          4. Ten (10) dedicated circuit receptacles for copiers and fax machines.

          5.   Switching provided as required.

          6. Fifteen (15) poke-thru receptacles for wiring of work station panels using (1) circuit for every (2) work stations. Receptacle wiring within the panels to be supplied by others and installed by landlord.

          7.   Three (3) 30 AMP dedicated receptacles.

          8.   Twelve (12) dimmers for control of incandescent lighting.

          9.   Emergency and exit lights provided per code.

    d.    All branch circuit wiring to be BX cable.

Schein Pharmaceuticals Workletter
February 19, 1993
Page 6

    e. All lighting is to be controlled by local switching. There is no tie-in included to an energy management system nor is there computerized controls.

    f.    All exit lighting is to be tied into the emergency generator circuit.

    g. One (1) 4 pair Plenum rated communications cable to be provided from the equipment room to each office, workstation and conference room.

    h.    The following items are to be by tenant:

          1.  Surge suppression system

          2.  Security system

          3.  All telephone and data devices and final connections.

                                   EXHIBIT C
                                   ---------

                             RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the exterior or interior Common Areas of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the reasonable expense of Tenant by a person chosen or approved by Landlord.

2. No awning shall be permitted on any part of the Demised Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Demised Premises.

3. Landlord shall retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Except as required in connection with the installation and maintenance of the satellite dish antenna in accordance with Paragraph 34 hereof, no tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. All cleaning and janitorial services for the Building and the Demised Premise shall be provided exclusively through Landlord and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Demised Premises.

5. Landlord will furnish Tenant, free of charge, one access card to the Building and the Demised Premises per employee. Landlord may charge a reasonable amount for any additional cards requested by Tenant; Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Demised Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord any cards which have been furnished to Tenant, and in the event of loss of any cards so furnished, shall pay Landlord therefor.

6. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

7. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord, in its reasonable discretion, shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

8. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be reasonably acceptable to Landlord. Landlord shall not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

9. Tenant shall not use or keep in the Demised Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Demised Premises any foul or noxious gas or substance, or permit or allow the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Demised Premises any birds or animals.

10. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

11. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed at the end of each business day.

12. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building provided that the Building name chosen shall not be the name of a competing pharmaceutical company.

13. Landlord reserves the right to exclude from the Building, between the hours of 6 p.m. and 8 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error in regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

14. Tenant shall close and lock the doors of the Demised Premises and entirely shut off all water faucets or other water apparatus and electricity, gas appliances or compressed air outlets before Tenant and its employees leave the Demised Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not obtain for use on the Demised Premises ice, food, beverage, towel or other similar services, or accept barbering or bootblacking services upon the Demised Premises, except at such hours and under such reasonable regulations as may be fixed by Landlord.

16. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into same. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees shall have, caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Demised Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building.

18. Except as expressly provided in Paragraph 34 hereof, Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Demised Premises or any part thereof without Landlord's prior approval, which approval shall not be unreasonably withheld. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Demised Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Demised Premises in any manner except as reasonably approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Tenant shall not install, maintain or operate upon the Demised Premises any vending machine except for a reasonable number of vending machines for soda, candy, gum and similar convenience items.

21. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

22. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23. Tenant shall store all its trash and garbage within the Demised Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal or which does not originate from materials utilized by Tenant at the Demised Premises. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24. The Demised Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Demised Premises be used for any improper, immoral or objectional purpose. No cooking shall be done or permitted by any tenant on the Demised Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment, including microwave ovens, for re-heating prepared food and for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

25. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage.

29. Except in an emergency, the requirements of Tenant will be attended to only upon written application to the office of the Building Manager by an authorized individual.

30. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight without the consent of Landlord, which consent shall not be unreasonably withheld.

31. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

32. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building. In the event of conflict between the provisions contained in this Lease and these Rules and Regulations the provisions of this Lease shall prevail.

33. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and the Complex and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

34. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT D
                                   ---------

                               CLEANING SERVICES


1.   General Cleaning:
     ----------------

     Nightly
     -------

     a.   Clean reception area and conference rooms.

     b. Empty and clean all waste receptacles, removing waste to a designated central location for disposal. Landlord is to provide for disposal of waste.

     c.   Empty and clean all ash trays and receptacles.

     d. Remove all fingerprints, smudges and other marks from metal partitions, doors and other surfaces.

     e. With respect to a kitchen area (if applicable), rinse out coffee pots, turn off burners to coffee pots, spot clean walls for coffee spillage, clean sink, and clean tables and chairs in such area.

     Weekly
     ------

     e. Hand dust and clean all office furniture that has been cleared of papers, boxes, and/or personal items, ledges, chair rails, baseboards and window sills.


2.   Floors
     ------

          Group A - Granite, ceramic tile, marble, terrazzo

          Group B - Linotile, asphalt, koroseal, plastic vinyl, wood, rubber, or other composition floors and base.

          Nightly
          -------

          a.     All floors in Group A to be swept, wet mopped and rinsed.

          b.     All floors in Group B to be dry mopped.

          Weekly
          ------

          c.     All floors in Group B to be damp mopped.

          Every six (6) months
          --------------------

          d.     All floors to be scrubbed and buffed.


3.   Vacuuming
     ---------

          Nightly
          -------

          a.   Vacuum or carpet sweep all rugs and carpeted areas.

          Monthly
          -------

          b. Brush or dust by hand carpet edges inaccessible to high pressure vacuum attachments.

4.   High Dusting
     ------------

          Every six (6) Months
          --------------------

          a.    Dust all clothes closet shelving, pictures, charts, graphs, etc.

          b. Dust clean all vertical surfaces such as walls, partitions, door bucks and other surfaces.

          C.    Dust all venetian blinds.

          Special Service
          ---------------

          Records and General Storage Area
          --------------------------------

          Floors are to be broom cleaned weekly. Files and exposed open shelves dusted once every three (3) months.


6.   Other Services
     --------------

          a. Landlord shall supply all soap, towels, and toilet tissue in both men's and women's rooms and sanitary napkins in coin dispensers in the women's rooms.

          b. Landlord shall supply all coin operated dispensers and shall be responsible for the servicing of same and for the collection of money from the machine.

          c. During the term of this Lease the dispenser price for sanitary napkins shall not exceed a price equal to 150% of the wholesale price paid by Landlord.


7.   Carpeting
     ---------

          In addition to the aforementioned nightly and weekly vacuuming, Landlord shall do the following:

          Weekly
          ------

          All carpeting is to be spot cleaned removing all stains, smudges, and unsightly appearances.


8.   Glass
     -----

          Monthly
          -------

          a.    Clean all partitions and furniture glass.

          Annually
          --------

          b.    Clean all perimeter windows, both inside and out.


9.   Kitchen Areas
     -------------

          Nightly
          -------

          a.    Clean all tables, chairs, counters and sinks.

          b.    Spot cleaning of walls.

          c.    Cleaning of coffee pots.

10.  General
     -------

          a. All lights are to be extinguished and the doors as specified by Tenant are to be locked after cleaning is completed.

          b. All personnel are to be uniformed and clean in appearance during business hours.

          c. Cleaning of all private bathrooms shall be subject to additional charges shall be determined on a case-by-case basis.

                                   EXHIBIT E
                                   ---------

PREPARED BY,
RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Pitney, Hardin, Kipp & Szuch
Park Avenue at Morris County
P.O. Box 1945
Morristown, New Jersey 07962-1945
Attention:  Glenn C. Geiger, Esq.


By:
   -----------------------
    Glenn C. Geiger, Esq.

--------------------------------------------------------------------------------

                 SPECIFIC ASSIGNMENT OF LEASE, SUBORDINATION,
                 --------------------------------------------
                   NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                   ----------------------------------------


     NOTICE:  THIS SPECIFIC ASSIGNMENT OF LEASE, SUBORDINATION, NONDISTURBANCE
     ------
     AND ATTORNMENT AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

        THIS SPECIFIC ASSIGNMENT OF LEASE, SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is made as of February 1992, by and among SAMMIS MORRISTOWN ASSOCIATES, a California general partnership ("Landlord") whose address is c/o The Sammis Company, 17922 Fitch Avenue, Suite 100, Irvine, California 92714, and SCHEIN PHARMACEUTICAL, INC., a New York corporation ("Tenant") whose address is 1800 Northern Boulevard, Roslyn, New York 11576 and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("Lender"), whose principal office is located at One First National Plaza, Chicago, Illinois 60670.


                                   RECITALS
                                   --------

        A. Landlord is the owner of that certain land (the "Land") located in the Borough of Florham Park, County of Morris, State of New Jersey and more particularly described in Exhibit A attached hereto and by this reference made a
                          ---------
part hereof. As used herein, the term "Property" shall refer to the Land together with all improvements located thereon.

        B. Landlord and Lender previously have entered into that certain Construction Loan Agreement dated as of June 9, 1989, as amended pursuant to that certain Modification Agreement dated July 26, 1989 by and between Landlord and Lender and as further amended by that certain Second Modification Agreement (the "Second Modification") dated January 10, 1990, by and between Landlord and Lender (as modified, the "Loan Agreement"), pursuant to which Lender agreed to lend and Landlord agreed to borrow up to Ninety Million Dollars ($90,000,000) (the "Loan") upon the terms and conditions contained therein.

        C. The Loan is evidenced by that certain Promissory Note dated as of June 9, 1989 (the "Note"), executed by Landlord, as maker, and payable to the order of Lender, as holder, in the principal amount of Ninety Million Dollars ($90,000,000).

        D. The Note is secured by, among other things, a Mortgage dated June 9, 1989, executed by Landlord, as mortgagor in favor of Lender as mortgagee, and recorded on June 14, 1989, in the Office of the Clerk of Morris County, New Jersey, in Mortgage Book 3016, Page 0241 as modified by that certain Mortgage Modification Agreement dated July 26, 1989, by and between Landlord, as mortgagor and Lender, as mortgagee, and recorded on August 1, 1989, in the Office of the Clerk of Morris County, New Jersey in Mortgage Book 3066, Page 0001 and as further amended by that certain Second Mortgage Modification Agreement dated January 10, 1990 by and between Landlord, as mortgagor, and Lender, as mortgagee and recorded on March 6, 1990, in the Office of the Clerk of Morris County, New Jersey, in Mortgage Book 3273, Page 0128 (as amended, the "Mortgage").

          E. The Note is also secured by, among other things, that certain Assignment of Rents, Leases, Income and Profits dated as of June 9, 1989, by Landlord, as assignor, in favor of Lender, as assignee, recorded on June 14, 1989, in the Office of the Clerk of Morris County, New Jersey in Mortgage Book 3016, Page 0276, as modified by that certain Assignment of Rents Modification Agreement dated as of July 26, 1989, by and between Landlord, as assignor, and Lender, as assignee and recorded on August 1, 1989, in the Office of the Clerk of Morris County, New Jersey in Mortgage Book 3066, Page 0015 and as further amended by the Second Modification (as modified, the "Assignment of Rents"). The Mortgage and the Assignment of Rents together with any and all other documents now or hereafter securing the Note, are collectively referred to herein as the "Security Documents."

          F.  Tenant and Landlord have entered into or are about to enter into
that certain lease dated as of April   , 1993 by and between Tenant and Landlord
(the "Lease") pursuant to which Landlord leased to Tenant a portion of the improvements located on the Land and more particularly described in the Lease (the "Premises").

          G. Upon receipt of a nondisturbance agreement, Tenant has obligated itself under the terms of the Lease to execute any document necessary or appropriate to subordinate the Lease to the Security Documents.

          H. Landlord has obligated itself under the terms of the Lease to furnish Tenant with an undertaking by Lender as set forth herein and Lender is willing to provide such undertaking on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein by this reference, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

          1. Landlord does hereby grant, transfer and assign to Lender the Lease together with all rents and other sums payable under the Lease; provided, however, that until written demand is made by Lender to Tenant, all rents and other sums payable under the Lease shall be paid to Landlord, but only as they become payable. Upon receipt of written notice by Lender to Tenant pursuant to Paragraph 18 hereof, Tenant shall thereafter pay all rents and other sums payable under the Lease to Lender. Landlord agrees to indemnify, defend and hold tenant harmless from and against any and all loss, claim, damage or liability arising out of Tenant's compliance with such notice.

          2. Subject to the provisions of this Agreement, the Security Documents (and each of them) and all supplements, amendments, and modifications thereto and all renewals, replacements or extensions thereof, shall unconditionally be and remain at all times a lien or charge on the Property prior and superior to the Lease, to the leasehold estate created thereby and to all rights and privileges of Tenant thereunder, and the Lease, the leasehold estate created thereby, together with all rights and privileges of Tenant thereunder; is hereby unconditionally subjected, and made subordinate, to the lien or charge of the Security Documents (and each of them) in favor of Lender. Tenant declares, agrees and acknowledges that Lender, in making disbursements pursuant to the

Loan Documents (as defined in the Mortgage), is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat the subordination herein made in whole or in part.

          3. So long as Tenant is not in default in performance of the terms, provisions and conditions contained in the Lease beyond any notice and cure period provided in the Lease, and so long as Tenant observes the provisions of Paragraph 4 of this Agreement:

              (a) Tenant shall not be named or joined in any foreclosure or other proceeding to enforce the Mortgage unless such joinder be required by law in order to perfect such foreclosure or other proceeding;

              (b) enforcement of the Mortgage shall not terminate the Lease or disturb Tenant's possession and use of the Premises or affect any of Tenant's other rights, options and privileges under the Lease; and

              (c) the leasehold estate granted by the Lease shall not be affected in any manner by any foreclosure or other proceeding instituted or action taken under or in connection with the Mortgage or in case Lender takes possession of the Premises pursuant to any provision of the Mortgage, except that a transferee (including, but not limited to, Lender) of the interest of Landlord as a result of such foreclosure or other proceeding and such transferee's successors and assigns (such transferee, its successors and assigns, including, but not limited to, Lender, being hereinafter referred to as "Purchaser") shall not:

                    (i) be liable for any damages or other relief attributable to any act or omission of any prior landlord under the Lease (including, without limitation, Landlord);

                    (ii) be liable for any damages or other relief attributable to any latent or patent defects in construction unless and only to the extent such defects are the result of such Purchaser's negligent act or omission, provided, however, this Paragraph 3(c)(ii) shall not be deemed a waiver or relinquishment by Tenant of any right or cause of action Tenant may have against any contractor, architect or other party (other than a Purchaser) for such defect, and provided, further, any such action against Landlord shall be expressly subject to Paragraph 2 hereof;

                    (iii) be liable for any consequential damages attributable to any act or omission of said Purchaser;

                    (iv) be liable for any damages or other relief attributable to any breach by any prior landlord (including Landlord) under the Lease of any representation or warranty contained in the Lease;

                    (v) be subject to any offsets or defenses not specifically provided for in the Lease and which Tenant may have against any prior landlord under the Lease; and

                    (vi) be bound by any prepayment by Tenant of more than one month's installment of rent or for any security deposit not actually delivered to Purchaser, or by any modification of or amendment to the Lease, unless such prepayment, amendment or modification shall have been approved in writing by Lender or by any subsequent mortgagee under the Mortgage, which approval shall not be unreasonably withheld or delayed.

          4. If the interest of Landlord in the Property shall be transferred by reason of any foreclosure or other proceeding for enforcement of the Mortgage or by deed in lieu thereof, the Lease shall continue in full force and effect as a direct lease between Purchaser and Tenant, and Tenant shall attorn to Purchaser, including Lender if it be Purchaser, as the landlord under the Lease, and Purchaser shall assume Landlord's obligations under the Lease for the balance of the term then remaining, including any renewal options; the provisions of this sentence shall be effective and self-operative without the execution of any further instruments upon Purchaser's succeeding to the interest of the landlord under the Lease. Tenant hereby waives any right to exercise any purchase option contained in the Lease in the event of any transfer to Purchaser. Landlord hereby agrees to give Tenant prompt written notice of any foreclosure or other proceeding for the enforcement of the Mortgage; provided however, any failure by Landlord to give such notice shall in no way affect the rights of any Purchaser.

          5. In the event of default by Landlord in its performance of the terms, provisions and conditions of the Note or of any Security Document, Tenant agrees to recognize the assignment of the Lease made by Landlord to Lender hereunder and pursuant to the Assignment of Rents and shall pay to Lender, as assignee, the rents under the Lease, but only those which are due or which come due to Landlord under the terms of the Lease at or after the time Lender gives Tenant notice that Landlord is in default under the terms of the Note or Security Documents. Such payments of rents to Lender by Tenant by reason of said assignment and of Landlord's default shall continue until the first to occur of the following:

              (a) No further rent is due or payable under the Lease;

              (b) Lender gives Tenant notice that the default of Landlord under the note or Security Documents has been cured and instructs Tenant that the rents shall thereafter be payable to Landlord; or

              (c) The lien of the Mortgage has been foreclosed and Purchaser gives Tenant notice of such foreclosure. Purchaser shall thereupon succeed to the interests of Landlord under the Lease as provided in Paragraphs 2, 3 and 4 hereof, after which time the rents and other benefits of Landlord under the Lease shall be payable to Purchaser as the owner thereof.

          6. In complying with the provisions of Paragraph 5 hereof, Tenant shall be entitled to rely solely upon the notices given by Lender which are referred to in Paragraph 5 hereof and Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, claim, damage, or liability arising out of Tenant's compliance with such notice. Tenant shall be entitled to full credit under the Lease for any rents paid to Lender in accordance with the provisions of Paragraph 5 hereof to the same extent as if such rents were
paid directly to Landlord.   Any dispute between Lender (or other Purchaser) and
Landlord as to the existence or continuance of a default by Landlord under the terms of the Note or Security Documents, or with respect to the extent or nature of such default, or with respect to foreclosure of the Mortgage by Lender, shall be dealt with and adjusted solely between Lender (or other Purchaser) and Landlord, and Tenant shall not be made a party thereto (unless required by law).

          7. Nothing in this Agreement shall be deemed to be or construed to be an agreement by Lender to perform any covenant of the Landlord as landlord under the Lease unless and until it obtains title to the Property by judicial foreclosure or deed in lieu thereof or obtains possession of the Property pursuant to the terms of the Mortgage.

         8. Tenant agrees that during the term of the Lease, without Lender's prior written consent, Tenant will not:

              (a) pay any rent or additional rent more than one month in advance to any landlord (including, but not limited to, Landlord);

              (b) cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or otherwise in accordance with the terms and conditions of the Lease; or

              (c) enter into any material amendment or modification of the Lease, provided, however, no Purchaser shall be bound by any amendment or modification of the Lease which has not been approved by Lender in writing.

         9. Landlord, Tenant and Lender agree that unless Lender shall otherwise consent in writing, Landlord's estate in and to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Landlord or Tenant or any third, party by purchase, assignment or otherwise.

         10. Tenant, from and after the date hereof, shall send a copy of any notice of default under the Lease to Lender at the same time such notice is sent to Landlord under the Lease. Such notices shall be delivered to Lender in the manner and at the addresses set forth in Paragraph 18 hereof.

         11. Anything herein or in the Lease to the contrary notwithstanding, in the event that any Purchaser shall acquire title to the Property, said Purchaser shall have no obligation, nor incur any liability, beyond the then interest, if any, of said Purchaser in the Property and Tenant shall look exclusively to such interest of said Purchaser, if any, in the Property for the payment and discharge of any obligations imposed upon said Purchaser hereunder or under the Lease, and said Purchaser is hereby released and relieved of any liability hereunder and under the Lease beyond any such interest in the Property. As regards said Purchaser, Tenant shall look solely to the estate or interest owned by said Purchaser in the Property and Tenant will not collect or attempt to collect any such judgment out of any other assets of said Purchaser. By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this Paragraph 11 shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the lease.

         12. Tenant and Landlord each hereby certifies that as of the date hereof, to the best of its respective knowledge, there are no defaults on the part of the other party under the Lease, that the Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises, that the Lease is in full force and effect, and that all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied as of the date hereof have been satisfied.

         13. This Agreement shall be the whole and only agreement with regard to the subjection and subordination of the Lease and the leasehold estate created thereby, together with all rights and privileges of Tenant thereunder, to the lien or charge of the Security Documents (and each of them) and shall supersede and cancel, but only insofar as would affect the priority between the Lease and the Security Documents (and each of them), any prior agreements as to such subjection or subordination, including, but not limited to, those provisions contained in the Lease which provide for the subjection or subordination of the Lease and the leasehold estate created thereby to a deed or deeds of trust or to a mortgage or mortgages.

          14. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document, which may be recorded.

          15. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          16. In the event any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Agreement, or to recover damages for the breach thereof, the party prevailing in any such action or proceeding shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

          17. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the laws of the State of New Jersey.

          18. All notices and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified first class mail, return receipt requested); or (c) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given
in the same manner as provided above.   Any notice or other communication sent
pursuant to subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c), shall be deemed received five (5) days following deposit in the mail.

               To Lender:   The First National Bank of Chicago
                            One First National Plaza
                            Chicago, Illinois 60670
                            Attention:  Commercial Loan Department
                                        Real Estate Section
                                        Regional Offices Group
                                        Eastern Division

               With
               copies to:   O'Melveny & Myers
                            610 Newport Center Drive, Suite 1700
                            Newport Beach, California  92660
                            Attention:  Paul M. Karssen, Esq.

                            The First National Bank of Chicago
                            555 South Flower Street, Suite 3300
                            Los Angeles, California  90071
                            Attention:  Ms. Barbara K. Loos

               To Landlord: Sammis Morristown Associates
                            c/o The Sammis Company / Gale & Wentworth
                            100 Campus Drive
                            Florham Park, New Jersey  07932
                            Attention:  Mr. Jonathan G. Thorpe

               To Tenant:   Schein Pharmaceutical, Inc.
                            100 Campus Drive
                            Florham Park, New Jersey  07932
                            Attention:  Chairman
               with a
               copy to:     General Counsel
                            (at the same address)


                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                   NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXTENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.


                                     "Landlord"

                                     SAMMIS MORRISTOWN ASSOCIATES,
                                     a California general partnership

WITNESSES TO ALL SIGNATURES          By:
                                        ---------------------------

----------------------------
Printed Name:
             ---------------

----------------------------
Printed Name:
             ---------------

                                     "Tenant"

[Corporate Seal]

                                       SCHEIN PHARMACEUTICAL, INC.,
                                       a New York corporation

ATTEST:                                By:
                                          ------------------------------

By:
   -------------------------
Printed Name:
             ---------------
    Its:
        --------------------

WITNESSES TO ALL SIGNATURES


----------------------------
Printed Name:
             ---------------

----------------------------
Printed Name:
             ---------------

[Corporate Seal]                "Lender"

                                THE FIRST NATIONAL BANK OF CHICAGO,
                                a national banking association

ATTEST:
                                By:
                                   -------------------------------
                                     Printed Name:
                                                  ----------------
By:
   ------------------------
Printed Name:                   Its:
             --------------         ------------------------------
    Its:
        -------------------


WITNESSES TO ALL SIGNATURES


---------------------------
Printed Name:
             --------------

---------------------------
Printed Name:
             --------------

STATE OF ILLINOIS        )
                         ) ss.:
COUNTY OF                )

                 On this     day of                 , 1992, in the County and
          State aforesaid, before me, the subscriber, a notary public authorized to take acknowledgements and proofs in said County and State, personally appeared ________________________________________, the Vice
          President of THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, who I am satisfied, is the person who, as such officer of said association, signed, sealed and delivered the within instrument made by THE FIRST NATIONAL BANK OF CHICAGO, and acknowledged to me that he, as such officer, signed, sealed with the corporate seal and delivered the same on behalf of said association and that said instrument is the voluntary act and deed of such association made pursuant to its bylaws or resolution of its board of directors.

                 WITNESS my hand and official seal.


                                     ----------------------------------------
                                     Name:
                                     Notary Public in and for said State

[Notarial Seal]                      My Commission Expires:

STATE OF NEW JERSEY     )
                        ) ss.:
COUNTY OF               )


          On this     , day of        , 1993 in the County and State aforesaid,
before me, the subscriber, a notary public authorized to take acknowledgements
and proofs in said County and State, personally appeared              , a
general partner of SAMMIS MORRISTOWN ASSOCIATES, a California general partnership, who, I am satisfied, is the person who, as such general partner, signed and delivered the within instrument on behalf of said general partnership for the uses and purposes set forth therein, and that said instrument is the voluntary act and deed of SAMMIS MORRISTOWN ASSOCIATES, made by virtue of authority duly given.

                                     ------------------------------------
                                     Name:
                                     Notary Public

[Notarial Seal]                      My Commission Expires:


STATE OF NEW JERSEY      )
                         ) ss.:
COUNTY OF                )


          On this      day of           , 1993 in the County and State
aforesaid, before me, the subscriber, a notary public authorized to take acknowledgements and proofs in said County and State, personally appeared
              , the               of SCHEIN PHARMACEUTICAL, INC.
corporation, who, I am satisfied, is the person who, as such officer of said corporation, signed, sealed and delivered, the within instrument made by acknowledged to me that he, as such officer signed, sealed with the corporate seal and delivered the same on behalf of said corporation and that said instrument is the voluntary act and deed of such corporation made pursuant to its bylaws or a resolution of its board of directors.



                                     ------------------------------------
                                     Name:
                                     Notary Public in and for said State

[Notary Seal]                        My Commission Expires:

                                   EXHIBIT F
                                   ---------
                           Option Space A Floor Plan

                         PARK AVENUE AT MORRIS COUNTY
                             PHASE 1 - THIRD FLOOR

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT G
                                   ---------
                           Option Space B Floor Plan

                         PARK AVENUE AT MORRIS COUNTY
                             PHASE 1 - THIRD FLOOR

                           [FLOOR PLAN APPEARS HERE]

                                   EXHIBIT H



                          OPERATING EXPENSE STATEMENT
                       PARK AVENUE MORRIS COUNTY-PHASE I

         1991                   Per Square Foot
         ----                   ---------------
Total Maintenance                     $2.48
Utilities                             $1.32
Administrative                         $.71
Management Fee                         $.60
Real Estate Taxes                     $1.36
                                ---------------
Total Operating Expenses              $6.47

         1991                   Per Square Foot
         ----                   ---------------
Total maintenance                     $2.58
Utilities                             $1.39
Administrative                        $0.68
Management Fee                        $0.69
Real Estate Taxes                     $1.64
                                ---------------
Total Operating Expenses              $6.98

                                   EXHIBIT I
                                   ---------



                        PARK AVENUE SECURITY PROCEDURES
                        --------------------------------


---- All Guards shall wear complete uniforms and display an official security badge and identification name tag;

---- Guards shall respond politely and intelligently to all tenant and visitor inquiries;

---- Guard personnel shall canvass the building at least once per hour;

---- Guards shall station themselves in the main atrium to monitor and assist tenants and visitors when not on canvassing patrols;

---- During closed building hours tenant doors shall be checked. Entry shall only be made when doors are found in an unlocked status. Notifications shall be further made if an investigation proves so.

---- Any large or suspicious packages shall be investigated by security upon either entry or exiting the building.

---- Tenants entering the building after hours shall utilize the Schlage
     Security System and visitors, after hours, can access the tenants suite by utilizing the Sentex Annunciator System at the main entrance.

---- Security personnel shall also make themselves available to assist tenants to their automobiles whenever needed.

---- Security personnel shall respond expeditiously to stranded tenants with vehicle malfunctions on building parking lots. Each vehicle is equipped with starter cables, flashlights and flares.

---- Parking lot lights are on until midnight. A certain percentage of site lights are on all night via photocel.

---- All non-business hour deliveries must be pre-arranged thru the Property
     Manager's Office.

                      FIRST AMENDMENT TO LEASE AGREEMENT


        THIS FIRST AMENDMENT TO LEASE AGREEMENT is made this 26th day of October, 1994 between VALLEY NATIONAL BANK, as subtrustee ("Landlord"), having an office address c/o Gale & Wentworth, 100 Campus Drive, Florham Park, New Jersey 07932 and SCHEIN PHARMACEUTICAL, INC., a Delaware corporation ("Tenant"), having an address of 100 Campus Drive, Florham Park, New Jersey 07932.

                                P R E A M B L E
                                - - - - - - - -

        A. By Lease Agreement dated April 16, 1993 (the "Lease"), Sammis Morristown Associates, Landlord's predecessor in title, leased to Tenant and Tenant leased from said party certain premises therein described on the third floor of the office building at 100 Campus Drive, Florham Park, New Jersey.

        B. The parties desire to amend the Lease to include the demise of additional premises on the first floor of the Building.

        C. All terms not specifically defined herein shall have the meanings given to them in the Lease.

        NOW, THEREFORE, in consideration of the foregoing, the parties agree that the Lease is hereby amended as hereafter provided, effective as of the "Effective Date", as defined below:

          1. Upon the occurrence of the Effective Date, the Demised Premises shall be increased to include the portion of the first floor of the Building outlined on the floor plan which is annexed hereto as Exhibit A-3 (the "Additional Premises"). The gross rentable area of the Additional Premises is 9,832 square feet.

          2. The Term with respect to the Additional Premises shall be coextensive with the Term with respect to the remainder of the Demised Premises. The parties confirm and agree that the Expiration Date is August 31, 2005.

          3. Subject to the Rental Abatement described below, the Fixed Rent with respect to the Additional Premises shall be $20. per square foot of gross rentable area of office space per annum, i.e., $196,640., payable in equal monthly installments of $16,386.67, from the Effective Date through August 18, 1999 (the sixth (6th) anniversary of the Commencement Date). commencing August 19, 1999 and throughout the remainder of the Term, the Fixed Rent with respect to the Additional Premises shall be $23. per square foot of gross rentable area of office space per annum, i.e., $226,136., payable in equal monthly installments of $18,844.67. Therefore, as of the Effective Date, the Fixed Rent for the entire Demised Premises shall be $1,219,115. per annum, payable in equal monthly installments of $101,592.91, through August 18, 1999. Commencing August 19, 1999 and for the remainder of the Term, the Fixed Rent for the entire Demised Premises shall be $1,361,083.25 per annum, payable in equal monthly installments of $113,423.60.

          4. Tenant's Proportionate Share with respect to the Additional Premises is two and 76/100 percent (2.76%). Tenant's Proportionate Share with respect to the entire Demised Premises shall be fourteen and 25/100 percent (14.25%).


            5. With respect to parking, Tenant shall be entitled to thirty-nine (39) additional Non-Exclusive Spaces.


            6. Notwithstanding the foregoing provisions, Tenant shall not be required to pay to Landlord the Monthly Fixed Rent with respect to the Additional Premises attributable to the second (2d) through the fifth (5th) months after the Effective Date, i.e., February through May, 1995.


          7.A. Landlord agrees to fit up the Additional Premises in accordance with plans and specifications prepared by the architectural firm of Knoll Roslyn Associates, Inc., after consultation with and approval thereof by both Landlord and Tenant (the "Tenant Improvements"). Each party agrees that it will not unreasonably withhold its approval of the plans and specifications.

The work to be performed shall be generally consistent with the character and quality of the existing improvements in the Demised Premises. Tenant shall be responsible for the Construction Cost, as hereafter defined, of the Tenant Improvements, against which Tenant shall be entitled to an allowance of $260,548. (the "Tenant Allowance"). The difference between the Construction Cost and the Tenant Allowance is hereafter called the "Tenant's Finish Cost." Tenant's Finish Cost shall be payable to Landlord within thirty (30) days after the substantial completion of the Tenant Improvements pursuant to subparagraph C, below. The failure of Tenant to pay Tenant's Finish Cost when due shall have the same consequences as a failure of Tenant to pay Fixed Rent when due. Construction Cost as defined herein shall be the actual cost of the construction of the Tenant Improvements in accordance with the approved plans and specifications, plus four percent (4%) of such actual cost as profit to Landlord and six percent (6%) of such actual cost as a payment to Landlord to compensate Landlord for its overhead costs. Construction Cost shall only include the following out-of-pocket soft costs to Landlord: permits, blueprints, cleanup, dumpsters job site supervision, overnight delivery charges, architectural fees and temporary protection. Construction Cost shall include the fees of Knoll Roslyn Associates, Inc. paid by Tenant for space planning and other architectural services with respect to the Additional Premises. Construction Cost shall not include the fees of Landlord's architect Mancini
Duffy, which fees are the sole responsibility of Landlord.   Tenant shall not be
entitled to any portion of the Tenant Allowance not utilized for construction of leasehold improvements by Tenant in the Building within one year after the Effective Date. Tenant shall be allowed access to the Additional Premises prior to the Effective Date for the purpose of furniture erection and fixture and equipment installation, so long as Tenant and its agents and contractors do not interfere with the performance of the Tenant Improvements by Landlord.

          B. The plans and specifications for the Tenant Improvements shall be prepared giving effect to the outline specifications contained in Exhibit B-l of the Leased except where any such specification is inconsistent with the express provisions of this Amendment.


          C. The Effective Date shall be the later of January 1, 1995 and the date of completion of the Tenant Improvements as evidenced by the issuance of any necessary certificate of occupancy from the Borough of Florham Park. If such certificate is not issued by January 1, 1995, the Effective Date shall be extended until the certificate is issued, unless the delay constitutes a Tenant Delay as defined in Exhibit B to the Lease. If the Effective Date is delayed as aforesaid, all corresponding dates of the Lease shall be extended for an
equivalent time, with the exception of the Expiration Date.    Notwithstanding
the foregoing, if the Effective Date has not occurred by June 30, 1995 and the delay is not attributable to a Tenant Delay or to a situation beyond Landlord's reasonable control, Tenant shall have the right to terminate this First Amendment by notice to Landlord whereupon this First Amendment shall be null and void, but the Lease shall otherwise remain in effect. Landlord shall be deemed to have substantially completed the Tenant Improvements notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed within the Additional Premises or any part thereof, the noncompletion of which does not materially interfere with Tenant's use of the Additional Premises. Within thirty (30) days after the Effective Date, Tenant may submit to Landlord a "Punchlist" of incomplete items with respect to the Tenant Improvements, and Landlord agrees to proceed diligently to complete such Punchlist items.


          8. Paragraph 3(a) of the Lease is hereby amended to provide that with respect to the Additional Premises the Initial Year shall be the calendar year 1995.

          9. Tenant shall be responsible to pay to Landlord, as Additional Rent, a monthly charge equivalent to the cost to Landlord of estimated monthly usage of electrical service within the Additional Premises. The initial estimated monthly charge for electrical service to the Additional Premises shall be $847. Such monthly charge shall be adjusted from time to time by Landlord on a square foot basis on the basis of the electricity charges paid by Tenant to Landlord
with respect to the original Demised Premises described in the Lease.   Either
party may elect (but not more frequently than once during any calendar year) to cause a survey of electrical usage of the Additional Premises to be made by a qualified independent electrical rate consultant, in which event the monthly charge shall be appropriately adjusted prospectively in accordance with the results of such survey. The cost of each such survey shall be paid by the party requesting it.

            10. The provisions of Paragraph 33 of the Lease shall also apply to the portion of the first floor of the Building shown on the floor plan annexed hereto as Exhibit B-2 (the "First Floor Offer Space"). The terms of Paragraph 33 of the Lease shall apply to the First Floor Offer Space in the same manner as they apply to the Third Floor Offer Space.


            11. Landlord represents that, as of the date hereof, no mortgage encumbers the Land.


            12. Except and as amended hereby, the Lease remains in full force and effect.


        IN WITNESS WHEREOF, the parties have executed this First Amendment to Agreement of Lease as to the date first above written.


ATTEST:                                 VALLEY NATIONAL BANK,
                                          subtrustee
                                        By: Gale & Wentworth, Inc.
                                        as Authorized Management Agent

                                        By
----------------------------------        -----------------------------

ATTEST:                                 SCHEIN PHARMACEUTICAL, INC.


                                        BY
-----------------------------------       ------------------------------

                                  EXHIBIT A-3
                              ADDITIONAL PREMISES

[LOGO]                   PARK AVENUE AT MORRIS COUNTY
                             PHASE 1 - FIRST FLOOR


                             [CHART APPEARS HERE]

                                  EXHIBIT B-2
                            FIRST FLOOR OFFER SPACE

[LOGO]                   PARK AVENUE AT MORRIS COUNTY
                             PHASE 1 - FIRST FLOOR


                             [CHART APPEARS HERE]

                      SECOND AMENDMENT TO LEASE AGREEMENT


        THIS SECOND AMENDMENT TO LEASE AGREEMENT is made this 31st day of January, 1995 between VALLEY NATIONAL BANK, as subtrustee ("Landlord"), having an office address c/o Gale & Wentworth, 100 Campus Drive, Florham Park, New Jersey 07932 and SCHEIN PHARMACEUTICAL, INC., a Delaware corporation ("Tenant"), having an address of 100 Campus Drive, Florham Park, New Jersey 07932.


                                P R E A M B L E
                                - - - - - - - -


        A. By Lease Agreement dated April 16, 1993, amended by First Amendment to Lease Agreement (the "First Amendment") dated October 26, 1994 (collectively, the "Lease"), Sammis Morristown Associates, Landlord's predecessor in title, leased to Tenant and Tenant leased from said party certain premises therein described on the first and third floors of the office building at 100 Campus Drive, Florham Park, New Jersey.


        B. The parties desire to amend the Lease to include the demise of additional premises on the third floor of the Building.


        C. All terms not specifically defined herein shall have the meanings given to them in the Lease.


        NOW, THEREFORE, in consideration of the foregoing, the parties agree that the Lease is hereby further amended as hereafter provided, effective as of the later to occur of (i) February 1, 1995, and (ii) the date on which Landlord delivers possession of the Additional Premises, as defined below, to Tenant free and clear of all tenancies and occupancies and in "broom clean" condition (such later date being hereafter referred to as the "Effective Date"):


          1. Upon the occurrence of the Effective Date, the Demised Premises shall be increased to include the portion of the third floor of the Building outlined on the floor plan which is annexed hereto as Exhibit A-4 (the "Additional Premises"). The gross rentable area of the Additional Premises is 2,242 square feet.


          2. The Term with respect to the Additional Premises shall be coextensive with the Term with respect to the remainder of the Demised Premises. The parties confirm and agree that the Expiration Date is August 31, 2005.


          3. The Fixed Rent with respect to the Additional Premises shall be $25. per square foot of gross rentable area of office space per annum, i.e., $56,050., payable in equal monthly installments of $4,670.83, from the Effective Date through August 18, 1999 (the sixth (6th) anniversary of the Commencement
Date). Commencing August 19, 1999 and throughout the remainder of the Term, the Fixed Rent with respect to the Additional Premises shall be $27.75. per square foot of gross rentable area of office space per annum, i.e., $62,215.50., payable in equal monthly installments of $5,184.63. Therefore, provided that the First Amendment has become effective, as of the Effective Date the Fixed Rent for the entire Demised Premises shall be $1,275,165. per annum, payable in equal monthly installments of $106,263.75, through August 18, 1999. Commencing August 19, 1999 and for the remainder of the Term, the Fixed Rent for the entire Demised Premises shall be $1,423,298.75 per annum, payable in equal monthly installments of $118,608.23.


          4. Tenant's Proportionate Share with respect to the Additional Premises is 63/100 percent (.63%). At such time as the First Amendment is effective, Tenant's Proportionate Share with respect to the entire Demised Premises shall be fourteen and 87/100 percent (14.87%).


          5. With  respect  to parking,  Tenant  shall  be entitled  to nine
(9)  additional Non-Exclusive Spaces.    Upon addition of the Additional
Premises to the Demised Premises, Tenant would qualify for one additional Exclusive Space under Paragraph 23 of the Lease, except that no such space is currently available for Tenant.

          6. A. The Additional Premises shall be delivered to Tenant "as is" on the Effective Date and, except as hereafter provided, Landlord shall have no obligation with respect to the fit-up thereof. Any work performed by Tenant in the Additional Premises (the "AP Work") shall be subject to all applicable provisions of the Lease, including Paragraph 6 thereof. Landlord hereby grants to Tenant an improvement allowance for the AP Work in the amount of $22,420.
(the "Improvement Allowance").   Within thirty (30) days after the presentation
to Landlord of invoices covering AP Work, together with such other documentation as may be reasonably requested by Landlord, Landlord shall reimburse Tenant for the amount of such invoices, up to the amount of the Improvement Allowance. Any unused Tenant Allowance with respect to the premises demised by the First Amendment may be utilized by Tenant with respect to the AP Work. No allowance shall be payable by Landlord, except for work actually performed by or for Tenant in the Additional Premises or in the premises demised by the First Amendment within one year after the Effective Date. Tenant shall be solely responsible for the cost of all AP Work which exceeds the Improvement Allowance.


          B. Landlord's contractor, Gale & Wentworth Construction Co. ("G&W") shall have the right to bid for the AP Work against contractors selected by Tenant from a list of approved contractors prepared by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. If the bid of G&W is equal to, less than or not more than five percent (5%) in excess of the bid of another contractor which Tenant is willing to accept, Tenant agrees to accept the bid of G&W to do the AP Work. Furthermore, if the bid of G&W exceeds the bid of Tenant's preferred contractor by more than five percent (5%), Tenant shall give G&W the opportunity to match such bid, and Tenant agrees to award the job to G&W if it does in fact agree to match such bid. The right of G&W to match the bid of another contractor shall expire unless it is exercised with five (5) business days after its receipt of notice from Tenant of the terms of the acceptable bid.

Notwithstanding the foregoing, Tenant agrees that all contractors performing AP Work shall perform such work in such a manner as will promote harmonious labor relations in the Building, and that they must promptly cease any activities or practices which cause labor unrest in the Building. If Tenant uses a contractor other than G&W to perform the AP Work, it agrees to pay to G&W a fee of three and one-half percent (3.5%) of the contract price of the AP Work for its review of the plans and performance of the AP Work on behalf of Landlord, such fee to be payable as additional rent within thirty (30) days after the completion of the AP Work or payment in full to Tenant of the Improvement Allowance, whichever occurs first.


          7. The Initial Year shall remain the calendar year 1994 with respect to the Additional Premises, pursuant to the provisions of Paragraph 3(a) of the Lease.


          8. Tenant agrees, as part of the AP Work, to connect the electrical system of the Additional Premises to the electrical meter serving the original Demised Premises and described in Paragraph 15(e) of the Lease. Tenant shall pay for the consumption of the electricity used in the Additional Premises in accordance with the provisions of Paragraph 15(e) of the Lease. If Tenant fails to connect the electrical system of the Additional Premises to such meter, Tenant shall be charged for electricity in the Additional Premises on the same basis per square foot as that provided in Paragraph 9 of the First Amendment.


          9. Landlord represents that, as of the date hereof, there are no underlying leases, ground leases or mortgages encumbering the Land or the Building.

          10. This Second Amendment to Lease Agreement is contingent upon Landlord securing, prior to January 23, 1995, a termination of an existing lease of the Additional Premises from The Arbitration Centre, Inc. If Landlord is unable to secure such termination by January 23, 1995, this Second Amendment to Lease Agreement shall be null and void and of no further force or effect, except that Tenant may, by notice given to Landlord prior to

January 23, 1995, extend this deadline for a period of up to thirty (30)  days.


          11. The terms of Paragraph 22 of the Lease apply to this Second Amendment to such Lease.


          12. The parties agree that no additional security deposit shall be payable by Tenant to Landlord on account of the execution of this Second Amendment.


          13. In any situation in which Landlord is entitled to review plans for the AP Work in accordance with the provisions of Paragraph 6 of the Lease, or otherwise, Landlord agrees that it will complete such review within five (5) business days after submission of such plans. If Landlord fails to object to any part of said plans within such period, the plans shall be deemed approved by Landlord.


          14. Except and as amended hereby, the Lease remains in full force and effect.


        IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement as to the date first above written.

ATTEST:                                 VALLEY NATIONAL BANK,
                                          subtrustee
                                        By Gale & Wentworth, Inc.
                                        as authorized management agent

                                        By
----------------------------------        -----------------------------

ATTEST:                                 SCHEIN PHARMACEUTICAL, INC.


                                        BY
-----------------------------------       ------------------------------

                                  EXHIBIT A-4
                             "Additional Premises"

[LOGO]                   PARK AVENUE AT MORRIS COUNTY
                             PHASE 1 - THIRD FLOOR


                             [CHART APPEARS HERE]